                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              AMRESCO CAPITAL TRUST
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)    Title of each class of securities to which transaction applies:
         2)    Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
         4)    Proposed maximum aggregate value of transaction:
         5)    Total fee paid:
    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
         1)    Amount previously paid:
         2)    Form, Schedule or Registration Statement No.:
         3)    Filing Party:
         4)    Date Filed:

                              AMRESCO CAPITAL TRUST
                             700 NORTH PEARL STREET
                               SUITE 1900, LB 342
                            DALLAS, TEXAS 75201-7424


    YOUR VOTE ON OUR PROPOSED LIQUIDATION AND DISSOLUTION IS VERY IMPORTANT.


Dear Shareholders:

         AMRESCO Capital Trust's board of trust managers has approved a plan of liquidation and dissolution. To complete the liquidation and dissolution, we must obtain the approval of our shareholders. We believe that the liquidation and dissolution will benefit our shareholders and the board recommends that you vote for the proposals as described in the attached document. Also enclosed is our Annual Report to Shareholders for the year ended December 31, 1999.

         Our annual meeting will be held on September 26, 2000, at 10:00 a.m., local time, on the 17th Floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas. At the annual meeting, you will be voting on the approval of the liquidation and dissolution, the election of two trust managers and the appointment of Deloitte & Touche LLP as our independent public accountants for the 2000 fiscal year.

         YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. TO VOTE YOUR SHARES, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE MEETING.

                                   Sincerely,

                                   /s/ ROBERT L. ADAIR III

                                   Robert L. Adair III
                                   Chairman of the Board of Trust Managers and Chief Executive Officer






This proxy statement is dated August 17, 2000 and is first being mailed to shareholders on or about August 22, 2000.

                              AMRESCO CAPITAL TRUST
                             700 NORTH PEARL STREET
                               SUITE 1900, LB 342
                            DALLAS, TEXAS 75201-7424

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2000

                                -----------------

         The 2000 annual meeting of shareholders of AMRESCO Capital Trust will be held on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on September 26, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To approve the complete liquidation and dissolution of AMRESCO Capital Trust under the terms and conditions of the plan of liquidation and dissolution. We have included a copy of the plan of liquidation and dissolution as Annex A to the attached document.

         2.       To elect two trust managers.

         3. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2000.

         4. To adjourn the meeting, if necessary to permit further solicitations of proxies if there are not sufficient votes at the time of the meeting to approve or disapprove proposals 1, 2 or 3.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         Only shareholders of record at the close of business on August 21, 2000 will be entitled to vote at the meeting. To vote your shares, please complete and return the enclosed proxy card. You also may cast your vote in person at the meeting. Please vote promptly whether or not you expect to attend the meeting.

                                    By Order of the Board of Trust Managers,

                                    /s/ MICHAEL L. MCCOY

                                    Michael L. McCoy
                                    Secretary



Dallas, Texas
August 17, 2000



         PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

                                TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING..................................................................1

RISK FACTORS RELATING TO THE LIQUIDATION AND THE DISSOLUTION....................................................5
If we do not realize the estimated net proceeds from loan pay-offs and asset sales, liquidating distributions to shareholders may be reduced or delayed...................5
Our trust managers, officers and affiliates may have interests in the liquidation and dissolution that are different from or in addition to the interests of other shareholders..........................7
The liquidity and the market price of our shares could decrease.................................................8
Our public entity value may be jeopardized......................................................................9
No dissenters' rights for shareholders..........................................................................9
No further shareholder approval will be required................................................................9
The liquidation and dissolution may not result in greater returns to shareholders than our continuing as a going concern.................................................................9
The board of trust managers may amend the plan or abandon the liquidation and dissolution even if shareholders approve the liquidation and dissolution...........................................9

APPROVAL OF THE LIQUIDATION AND DISSOLUTION.....................................................................10
Overview of the company.........................................................................................10
Background of the liquidation and dissolution...................................................................10
Reasons for the liquidation and dissolution and recommendation of the board of trust managers...................14
Interests of some of our trust managers, executive officers and affiliates in the liquidation and dissolution...16
Summary of the plan of liquidation and dissolution..............................................................18
Expected distributions..........................................................................................20
Material federal income tax consequences of the liquidation and dissolution.....................................22
Summary of the agreement with affiliates of Farallon Capital Management, L.L.C..................................27
Government approvals............................................................................................28
No dissenters' rights...........................................................................................28
Required Vote...................................................................................................28

ELECTION OF TRUST MANAGERS......................................................................................28
The board of trust managers.....................................................................................28
Information concerning trust managers...........................................................................28
Required vote...................................................................................................30
Meetings of the board and committees............................................................................30
Committees of the board of trust managers.......................................................................31
Compensation of trust managers..................................................................................31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.....................................................33

AUDIT COMMITTEE REPORT..........................................................................................33

EXECUTIVE OFFICERS..............................................................................................33

RELATIONSHIPS...................................................................................................35

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........................................................35

EXECUTIVE COMPENSATION..........................................................................................35

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.........................................................37

SHAREHOLDER RETURN COMPARISON...................................................................................38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................41
The manager   ..................................................................................................41
Right of first refusal/correspondent agreement..................................................................42
Transactions with affiliates of AMRESCO, INC....................................................................42
Agreement with affiliates of Farallon Capital Management, L.L.C.................................................43

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.....................................................................43

SHAREHOLDER PROPOSALS...........................................................................................43

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................................................43

WHERE YOU CAN FIND MORE INFORMATION.............................................................................44

ANNEX A - PLAN OF LIQUIDATION AND DISSOLUTION..................................................................A-1



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                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING


Q:       WHAT MAY I VOTE ON?

A: At the meeting, you will be voting on four proposals. Item numbers refer to the numbers on the proxy card.

         Item 1: Approval of our complete liquidation and dissolution under the terms and conditions set forth in the plan of liquidation and dissolution.

         Item 2:  Election of two trust managers.

         Item 3: Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2000.

         Item 4: To adjourn the meeting, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve or disapprove Items 1, 2 or 3.

Q:       WHAT ARE THE KEY FEATURES OF THE LIQUIDATION AND DISSOLUTION?

         If the liquidation and dissolution proposal is approved at the meeting, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs. We intend to collect our outstanding mortgage loans as they become due and sell our other assets, including our equity interests in real estate and commercial mortgage-backed securities. We then intend to satisfy our obligations and liabilities and distribute our remaining assets to shareholders in proportion to their respective holdings.

Q: WHAT DISTRIBUTIONS SHOULD I EXPECT TO RECEIVE IN THE LIQUIDATION AND DISSOLUTION?

A: Although we cannot be sure of the amounts or the timing, we currently expect that you will receive cash distributions in the total amount of approximately $12.30 to $12.75 per share. This would result in total distributions since our inception of about $14.95 to $15.40 per share, including dividends paid to date. At a minimum, we anticipate making distributions in amounts sufficient to allow us to remain qualified as a REIT under the Internal Revenue Code throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests.

         Management derived the expected distribution amounts by estimating the following amounts for the period from April 1, 2000 through the date of dissolution:

         o the net proceeds we expected to receive from the repayments of our mortgage loans and the sales of our commercial mortgage-backed securities and partnership investments and the income we expected to receive from these investments, which we estimated to total between $194.6 million and $198.9 million;

         o the amount we expected to receive from Prudential Securities Incorporated upon the assumed exercise of its warrants to purchase 250,002 common shares at $9.83 per share, which we estimated to be $2.5 million;

         o the amounts we expected to pay to pay-off our line of credit and repurchase agreement, which we estimated to total $61.7 million; and

         o the amounts we expected to pay to satisfy our expenses, which included interest expense on our line of credit and repurchase agreement of between $1.9 million and $2.3 million, fees payable to our manager of $4.2 million and general and administrative costs of $2.7 million, or a total of between $8.8 million and $9.2 million. These expenses include amounts that were accrued but unpaid as of March 31, 2000.

         The preparation of these estimates involved judgments and assumptions with respect to the liquidation process that, although considered reasonable at the time by management, may not be realized. We cannot assure you that actual results will not vary materially from the estimates.

Q:       WHEN SHOULD I EXPECT TO RECEIVE THE DISTRIBUTIONS?

A: We intend to first repay any amounts due on our outstanding credit facilities with the net amounts we collect under our outstanding mortgage loans and the net proceeds from the sales of our assets. We intend to then distribute the remaining amounts, along with any additional amounts we realize from collections on remaining mortgage loans and sales of remaining assets, to holders of our common shares as soon as administratively practical. We anticipate making the first distribution during the second half of 2000.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE LIQUIDATION AND DISSOLUTION?

A: For the most part, we anticipate that the liquidation of our assets will take place over the next 18 to 24 months through scheduled loan pay-offs in accordance with the terms of the loan documents.

Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION AND DISSOLUTION TO SHAREHOLDERS?

A: In general, if the liquidation and dissolution proposal is approved and we are liquidated, shareholders will realize, for federal income tax purposes, gain or loss equal to the difference between the cash distributed to them from the liquidating distributions and their adjusted tax basis in their shares. Tax consequences to shareholders may differ depending on their circumstances. Shareholders are encouraged to consult with their own tax advisors.

Q:       DO I HAVE DISSENTERS' RIGHTS?

A: No. Under applicable law, dissenters' rights are not available in connection with the liquidation and dissolution.

Q:       HAS THE COMPENSATION PAYABLE TO OUR MANAGER CHANGED?

         Yes. Subject to the direction and oversight of the board of trust managers, our day-to-day operations and investment activities are currently managed by AMREIT Managers, L.P., an affiliate of AMRESCO, INC., under the terms of a management agreement. On March 29, 2000, the board of trust managers approved modifications to AMREIT Managers' compensation in response to our changed business strategy. Under the old fee structure, AMREIT Managers was entitled to receive incentive compensation fees based on our quarterly performance, which was based in part on gains from sales of property. The board believed that this might result in significant fees being payable to the manager in quarters in which we sold a number of assets, even if we were to incur significant losses in other quarters. The new fee structure eliminates all incentive fee compensation. It also eliminates the termination fees that would have been payable upon a termination of the management agreement without cause, including a termination resulting from our liquidation and dissolution. Under the amended management agreement, the base management fee was not changed, and we agreed to reimburse AMREIT Managers for any of its quarterly operating deficits beginning April 1, 2000. Under the new fee structure, we will incur fees that are for the most part equal to the actual costs of the services provided without mark-up. The board believed that this should more closely align the manager's interests with those of our shareholders. The fees under the old and new structures are dependent upon a large number of variables. While the total fees that we incur under the new structure could be more or less than those that we would have incurred under the old structure, the board believed that it was likely that the fees under the new structure would not differ materially from the fees under the old structure.

Q:       HAVE WE CHANGED THE INDEPENDENT TRUST MANAGERS' COMPENSATION?

         Yes. In 1999, we granted to each independent trust manager 2,250 restricted common shares. On March 29, 2000, the board determined to instead pay each independent trust manager an annual fee of $20,000, payable quarterly in advance. The board believed that this should be easier and less expensive to administer and should be less dilutive to shareholders' distributions in a liquidation. Accordingly, the board believed that this change in compensation was in the best interests of our shareholders.

Q:       HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A: The board of trust managers recommends that you vote in favor of the liquidation and dissolution, the election of trust managers, the appointment of Deloitte & Touche LLP as our independent public accountants for 2000 and the adjournment of the meeting.

Q:       WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A: For the liquidation and dissolution to occur, holders of at least two-thirds of our outstanding common shares entitled to vote at the meeting must approve the liquidation and dissolution. For the other proposals to be approved, holders of at least a majority of our common shares present in person or represented by a proxy at the meeting must approve the particular proposal.

Q:       WHO IS ENTITLED TO VOTE?

A: All shareholders of record on the close of business on August 21, 2000 are entitled to vote at the meeting. On August 17, 2000, we had 10,015,111 common shares outstanding. Each share is entitled to one vote. As of August 17, 2000, our affiliates, trust managers and executive officers owned and had the right to vote a total of 140,200 shares or approximately 1.4% of the outstanding shares entitled to vote at the meeting. Affiliates of Farallon Capital Management, L.L.C., which as of August 17, 2000 owned a total of approximately 17.2% of our outstanding common shares, have entered into an agreement with us pursuant to which each of them has agreed to vote all of the shares it beneficially owns in favor of the liquidation and dissolution.

Q:       HOW DO I VOTE?

A: The board of trust managers is soliciting proxies from shareholders to be used at the meeting. To cast your vote, please complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. By voting, you will authorize the individuals named on the proxy card, referred to as proxies, to vote your shares according to your instructions. You may specify on the proxy whether your shares should be voted for all, some or none of the nominees for trust manager. You may also specify whether you approve, disapprove or abstain from voting on the other proposals.

         If you leave Item 1, Item 3 or Item 4 blank, the proxies will vote FOR approval of that proposal. If you abstain from voting on Item 1, Item 3 or Item 4, your vote will not be counted in the tabulation of votes cast on that proposal. If you do not indicate how you wish to vote for one or more of the nominees for trust manager in Item 2, the proxies will vote FOR election of all of the nominees for trust manager. If you "withhold" your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee.

         The proxy card also confers discretionary authority on the persons named on the proxy card to vote the shares represented by the proxy card on any other matter that is properly presented for action at the meeting. This discretionary authority will not be used to vote for adjournment of the meeting to permit further solicitation of proxies if the shareholder votes against any proposal.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. Just send a written revocation or a later dated, signed proxy card to our secretary before the meeting or simply attend the meeting in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should follow the directions


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


         provided by your broker regarding how to instruct your broker to vote your shares via mail, internet or telephone.

Q:       HOW WILL VOTES BE COUNTED?

A: The meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding common shares entitled to vote. If you have returned a signed proxy card or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you do not vote. Failures to vote, referred to as abstentions, are not counted as votes cast on a proposal and have no effect on the result of the vote on that proposal. A withheld vote is the same as an abstention.

         Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in "street" name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes will not be counted as votes cast on a proposal and will have no effect on the result of the vote on that proposal.

Q:       WHO WILL PAY THE COSTS OF SOLICITING THE PROXIES?

A: We will pay all of the costs of soliciting proxies on the accompanying form. Some of our trust managers, officers and other employees may solicit proxies personally or by telephone, mail or facsimile. They will not be specially compensated for these activities. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. We will, upon request, reimburse these institutions for their reasonable expenses. We have retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. Their fee is not expected to exceed $10,000 plus reimbursement of reasonable out-of-pocket expenses.

Q:       HOW WILL VOTING ON OTHER BUSINESS BE CONDUCTED?

A: We do not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the accompanying proxy card.

Q:       WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A: You should call Thomas R. Lewis at (214) 953-7820 or Jonathan S. Pettee at (214) 953-7942. You can also reach either of these individuals at
         (800) 966-7887. You can also call our proxy solicitation firm, Corporate Investor Communications, Inc., at (888) 559-9698.


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


          RISK FACTORS RELATING TO THE LIQUIDATION AND THE DISSOLUTION

         In addition to the other information included elsewhere in this document, you should carefully consider the following factors in determining whether to vote in favor of our liquidation and dissolution.

IF WE DO NOT REALIZE THE ESTIMATED NET PROCEEDS FROM LOAN PAY-OFFS AND ASSET SALES, LIQUIDATING DISTRIBUTIONS TO SHAREHOLDERS MAY BE REDUCED OR DELAYED

         We cannot assure you that our planned loan pay-offs or asset sales will occur when and for the proceeds we estimated. These estimates are subject to various and significant uncertainties, many of which are beyond our control. This may result in the actual results being materially lower than our expectations. Examples of these uncertainties include the following:

         WE HAVE RECENTLY INCREASED OUR ALLOWANCE FOR LOAN LOSSES AND WE MAY HAVE SIMILAR EXPERIENCES WITH OTHER BORROWERS UNDER OUR MORTGAGE LOANS WHO DO NOT PAY-OFF THEIR LOANS IN ACCORDANCE WITH THEIR TERMS

         In May 2000, we served a default notice to a borrower under one of our mezzanine loans with an outstanding balance of $8,569,000 and a recorded investment of $6,978,000. As a result, for the quarter ended March 31, 2000, we recorded an additional loan loss provision of $1,788,000. The total allowance for loan losses related to this investment totaled $5,978,000 at June 30, 2000, which represented management's estimate at that time of the amount of the loss we expected could result upon our disposition of this loan. Also, during the first quarter of 1999, we charged-off $500,000 against our allowance for losses related to another mezzanine loan, which had an outstanding balance of $6,839,000 and a recorded investment of $6,659,000. This charge-off represented management's estimate at that time of the amount of the loss we expected could result upon our disposition of this second loan. Aside from these two loans, we currently expect to collect all amounts owed to us by our other borrowers, which totaled approximately $133 million at June 30, 2000. If, however, we have similar experiences with other borrowers who fail to pay-off their loans in the amounts and at the times specified in their respective loan documents, we will not realize the full amounts of the estimated proceeds of the liquidation. This could also increase our expenses. In any of these cases, the dissolution could be delayed and distributions to shareholders could be less than or paid later than estimated.

         WE COULD EXPERIENCE UNANTICIPATED MORTGAGE LOAN DEFAULTS

         As discussed above, some of our borrowers have been served with default notices. If these or other borrowers under our mortgage loans default in the payment of their debt, we will suffer delays in the collection of the indebtedness and will incur additional costs and expenses in the exercise of our remedies. Any of these events could delay the dissolution or result in distributions to shareholders being less than or paid later than estimated.

         WE MAY DECIDE TO SELL OUR LOANS TO THIRD PARTIES

         Our mortgage loan investments have current maturity dates between August 2000 and August 2001. We currently intend to hold these loans until their maturity dates, unless a borrower prepays its loan. However, we may determine that obtaining cash proceeds from selling one or more of these loans to third parties before these times could reduce our overall administrative costs or our risk of continuing to hold the loans. In these cases, we may decide that it is in the best interests of our shareholders to sell one or more loans to third parties before these times. The consummation of these sales may be subject to numerous conditions, including obtaining third party consents. This may delay the dissolution, which could delay the payment of distributions to shareholders.

         WE MAY NOT CONSUMMATE THE EXPECTED ASSET SALES OR THEY COULD BE DELAYED

         Since January 2000, we have sold a number of our assets. The closing of each of these transactions was subject to numerous conditions, including the satisfactory completion by the buyer of its due diligence investigation and the receipt of consents from third parties. We expect that the sales of our remaining commercial mortgage-backed securities and equity investments will be subject to numerous and similar conditions. Accordingly, we cannot assure you that, even if shareholders vote to approve the liquidation and dissolution, any asset sales will be consummated. If we cannot sell our assets on the terms and at the times we have targeted, the dissolution could be delayed and distributions to shareholders could be less than or paid later than estimated.


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


         THE ACTUAL COSTS AND EXPENSES OF THE LIQUIDATION AND DISSOLUTION COULD RISE

         Our estimate of net distributable cash resulting from the asset sales and loan pay-offs and the subsequent dissolution is based on estimates of the costs and expenses of the liquidation and dissolution, which we have currently estimated to be between $8.8 million and $9.2 million during the period from April 2000 through the date of dissolution. We could incur additional expenses, including additional interest expense on our credit facilities, if interest rates continue to increase or borrowings under our credit facilities are outstanding longer than we anticipate. We could also incur additional expenses if the consummation of any of the asset sales, the receipt of any of the loan pay-offs or the dissolution are delayed. If our actual costs and expenses exceed the estimated amounts, distributions to shareholders as a result of the liquidation and dissolution could be less than estimated or delayed.

         WE COULD SELL ASSETS ON AN INSTALLMENT BASIS, WHICH COULD INCREASE OUR COSTS

         If we sell some or all of our assets on an installment basis and the purchaser subsequently defaults in its payment on the related promissory note or installment contract, our exercise of remedies, which may include foreclosure on any property securing the promissory note, will likely result in our incurring additional costs and expenses. This could in turn result in delays in effecting the dissolution and reductions or delays in the payment of distributions to shareholders.

         EARLY ASSET SALES OR LOAN PAY-OFFS MAY DECREASE SHAREHOLDER
         DISTRIBUTIONS

         In estimating shareholder distributions, we made a number of assumptions regarding the timing of asset sales and loan pay-offs. These included the assumption that we would hold our mortgage loan investments to their respective currently scheduled maturity dates or, in some cases, to their extended maturity dates in anticipation of some borrowers exercising their extension options. However, we may sell one or more of our assets prior to these times if, for example, the sales price exceeds the present value of the expected proceeds. Also, a borrower may elect to pay-off its loan prior to its scheduled maturity date. In these instances, our proceeds from these investments will be less than our estimates. This could reduce distributions to shareholders.

         INTEREST RATE INCREASES MAY ADVERSELY AFFECT NET PROCEEDS

         The federal funds overnight bank lending rate was recently increased a half a percentage point to 6.5%, and many sources are predicting that there will be more increases in the months to come. Further increases in interest rates would decrease the market value of our commercial mortgage-backed securities. Further increases in interest rates would also impact our borrowers' ability to achieve third party financing or property sales to pay off their loans. Except for an existing interest rate cap agreement designed to protect against rate increases that would increase our financing costs, we have not entered into hedging transactions to protect against the effect of interest rate increases on the value of our assets. Accordingly, further increases in interest rates could result in distributions to shareholders being less than estimated.

         INCREASES IN INTEREST RATE SPREADS MAY ADVERSELY AFFECT NET PROCEEDS

         The fair values of our investments in non-investment grade commercial mortgage-backed securities are dependent upon, and are sensitive to changes in, comparable-term U.S. treasury rates and spreads over U.S. treasury rates in effect from time to time. Spreads are influenced by a number of factors. These include investor expectations with respect to future economic conditions, interest rates and real estate market factors. All of these are beyond our control and can impact the ability of borrowers to perform under the terms of the mortgage loans underlying commercial mortgage-backed securities. As a result, even if current U.S. treasury rates and commercial mortgage default rates remain constant, the value of our commercial mortgage-backed securities can be adversely impacted by increasing spreads. Accordingly, increased spreads could result in distributions to shareholders being less than estimated.

         DECREASES IN REAL ESTATE VALUES MAY ADVERSELY AFFECT NET PROCEEDS

         The underlying value of our real estate investments may be adversely affected by a number of factors that are beyond our control, including the following:

         o        adverse changes in economic conditions;

         o changes in interest rates and in the availability, cost and terms of mortgage funds;

         o        the ability of lessees to make lease payments;

         o        competition;

         o        changes in real estate tax rates and other operating expenses;
                  and

         o        adverse changes in governmental rules and fiscal policies.

         Any adverse change in the underlying value of our real estate investments would make it more difficult for our borrowers to sell or refinance their properties. This, in turn, could adversely impact the market value of our assets or delay the pay-off of our loans. Accordingly, any decrease in the underlying value of our real estate investments could decrease or delay the payment of distributions to shareholders.

         UNKNOWN OR CONTINGENT LIABILITIES COULD ARISE

         If liabilities that were unknown or contingent at the time we mailed this document later arise that we must satisfy or reserve for as part of the liquidation and dissolution, actual distributions to shareholders as a result of the liquidation and dissolution could be less than estimated or delayed.

         WE COULD LOSE PERSONNEL AS A RESULT OF THE LIQUIDATION, WHICH MAY ADVERSELY AFFECT NET PROCEEDS

         Currently, AMRESCO, INC., through AMREIT Managers, employs six people who are fully dedicated to us. If shareholders approve the liquidation and dissolution, these persons may consider other employment because of our limited future prospects. Because these employees have a great deal of knowledge regarding our business and assets, the loss of the services of these employees may make implementation of the plan of liquidation and dissolution less efficient. This, in turn, may delay or increase the costs incurred by AMREIT Managers, which may result in AMREIT Managers incurring operating deficits. Under the amended management agreement, we are required to reimburse AMREIT Managers for its quarterly operating deficits. Therefore, if we lose key personnel as a result of the liquidation, it may be necessary for AMREIT Managers to pay a higher cost for qualified replacement personnel, which, in turn, may require us to make larger payments to AMREIT Managers. This may decrease or delay distributions to shareholders.

OUR TRUST MANAGERS, OFFICERS AND AFFILIATES MAY HAVE INTERESTS IN THE LIQUIDATION AND DISSOLUTION THAT ARE DIFFERENT FROM OR IN ADDITION TO THE INTERESTS OF OTHER SHAREHOLDERS

         In considering the recommendation of the board of trust managers with respect to the liquidation and dissolution and deciding whether or not to approve the proposal, you should be aware that some of our trust managers, officers and affiliates have interests in the liquidation and dissolution that are different from or in addition to those of other shareholders. In particular, on February 15, 2000, David M. Striph, our Executive Vice President and Chief Investment Officer, and Thomas R. Lewis II, our Senior Vice President and Chief Financial and Accounting Officer, entered into retention and severance arrangements with AMRESCO, INC. The arrangements provide for the following retention payments:

                                                                          IF A FULL TIME EMPLOYEE ON 12/31/02 OR
                                    IF A TERMINATION EVENT                  THERE IS A TERMINATION EVENT AFTER
OFFICER                            OCCURS BEFORE 1/1/01 (1)                   12/31/00 AND BEFORE 1/1/03 (2)
-------                            ------------------------               --------------------------------------
David M. Striph                            $200,000                                      $400,000
Thomas R. Lewis II                          145,000                                       290,000


----------

(1) This payment will also be made if the officer's employment is terminated before January 1, 2001, other than a termination by the officer voluntarily (except a termination related to a change of control or related to a termination event described below) or a termination by AMRESCO, INC. without cause.

(2) This payment will be made on the earlier of December 31, 2002 or the date of the termination event. This payment will also be made if the officer's employment is terminated after December 31, 2000 and before January 1, 2003, other than by the officer voluntarily (except a termination related to a change of control or related to a termination event described below) or a termination by AMRESCO, INC. without cause.

         For purposes of the retention and severance arrangements, a termination event means any one of the following:

         o a sale of all or substantially all of our assets to an unaffiliated third party;

         o our current trust managers no longer constitute a majority of our board;

         o        we have been substantially liquidated; or

         o        the termination of our management contract with AMREIT
                  Managers.

         The retention and severance arrangements also provide that, in addition to the retention payments described above, if either Messrs. Striph or Lewis is terminated before January 1, 2001 without cause or the termination is related to a change of control or to a termination event, the terminated officer will receive a pro rated amount equal to two times the sum of his base salary and the incentive compensation he was paid relating to services he provided to us during 1999. Alternatively, if either Messrs. Striph or Lewis is terminated after December 31, 2000 and prior to January 1, 2003 without cause or if the termination is related to a change of control or to a termination event, the terminated officer will receive an amount equal to the sum of his base salary and the incentive compensation he was paid relating to services he provides to us during 2000. The maximum amount of the severance payments are estimated to be as follows:

                                                                                       TERMINATION AFTER 12/31/00
OFFICER                                 TERMINATION BEFORE 1/1/01 (1)                    AND BEFORE 1/1/03 (2)
-------                                 -----------------------------                  --------------------------
David M. Striph                                   $450,000                                      $350,000
Thomas R. Lewis II                                 225,000                                       278,000


----------

         (1)      Assumes that the termination occurred on December 31, 2000.

         (2) Based on the amounts we expect to pay to these officers in 2000.

         These interests in the liquidation and dissolution are described in more detail below under "Approval of the Liquidation and Dissolution - Interests of some of our trust managers, executive officers and affiliates in the liquidation and dissolution."

THE LIQUIDITY AND THE MARKET PRICE OF OUR SHARES COULD DECREASE

         As we sell our assets and our loans are paid off and we distribute liquidating distributions to shareholders, our market capitalization and "float" may diminish. Market interest in our shares and in the investment community may also diminish. This could reduce the market demand and liquidity for our shares, which may adversely affect the market price of our shares. In addition, our shares may become ineligible for listing on the Nasdaq Stock Market before the dissolution is finalized. This will further decrease the market demand and liquidity for and price of our shares.

OUR PUBLIC ENTITY VALUE MAY BE JEOPARDIZED

         Once shareholders approve the liquidation and dissolution, we will be committed to winding-up our operations. This jeopardizes any value that a potential acquirer might place on the ability to acquire a publicly-held entity with an indefinite life. It may also preclude other possible courses of action not yet identified by the board.

NO DISSENTERS' RIGHTS FOR SHAREHOLDERS

         Texas law does not provide a procedure for shareholders who dissent from approval of the liquidation and termination to demand an appraisal for their shares and payment of their fair cash value. As a result, shareholders who object to the liquidation and dissolution do not have a right to demand a different payment for their shares.

NO FURTHER SHAREHOLDER APPROVAL WILL BE REQUIRED

         If shareholders approve the liquidation and dissolution, we will be authorized to dispose of our assets without further approval of our shareholders. This will be the case even if we dispose of all or substantially all of our assets.

THE LIQUIDATION AND DISSOLUTION MAY NOT RESULT IN GREATER RETURNS TO SHAREHOLDERS THAN OUR CONTINUING AS A GOING CONCERN

         If the liquidation and dissolution proposal is not approved at the meeting, the board of trust managers intends to continue managing us and our assets substantially as they are currently being managed. The board may continue to entertain and consider indications of interest from third parties to engage in a business combination with us. We cannot assure you that the liquidation and dissolution will result in greater returns to shareholders than our continuing as a going concern or through a business combination with a third party.

THE BOARD OF TRUST MANAGERS MAY AMEND THE PLAN OR ABANDON THE LIQUIDATION AND DISSOLUTION EVEN IF SHAREHOLDERS APPROVE THE LIQUIDATION AND DISSOLUTION

         Even if shareholders vote to approve the liquidation and dissolution proposal at the meeting, the board of trust managers may amend the plan of liquidation and dissolution without further shareholder approval, except as required by Texas law. In addition, prior to the filing of articles of dissolution, the board may abandon the liquidation and dissolution without further shareholder action.

                   APPROVAL OF THE LIQUIDATION AND DISSOLUTION
                             (ITEM 1 ON PROXY CARD)

OVERVIEW OF THE COMPANY

         We were organized in January 1998 as a real estate investment trust, or REIT, under the laws of the State of Texas. We were formed to take advantage of lending and investment opportunities in real estate related assets, including various types of commercial mortgage loans, commercial mortgage-backed securities, commercial real estate, equity investments in joint ventures and/or partnerships and other real estate related assets. Our day-to-day operations commenced on May 12, 1998, concurrent with the closing of our initial public offering, and are managed by AMREIT Managers, L.P., an affiliate of AMRESCO, INC.

         Our common shares are traded on the Nasdaq Stock Market under the symbol "AMCT." The closing sale price of our common shares on the Nasdaq Stock Market on March 29, 2000, the last trading day prior to the announcement of the signing of the plan of liquidation and dissolution, was $9.25 per share. The closing sale price of our common shares on the Nasdaq Stock Market on August 16, 2000, the last trading day prior to the date of this document, was $10.3125 per share.

         Our principal executive offices are located at 700 North Pearl Street, Suite 1900, Dallas, Texas 75201. The telephone number at those offices is (214) 953-7700 or (800) 966-7887.

BACKGROUND OF THE LIQUIDATION AND DISSOLUTION

         Since our formation, we have maintained our business plan of originating and acquiring high-yield first mortgage loans, mezzanine loans, equity investments in real estate and subordinated commercial mortgage-backed securities. We have aimed to maximize total return to our shareholders by producing cash flow for distribution to shareholders through our investments. Beginning in mid 1998, market prices for publicly traded real estate investment trusts began a significant decline and, during the third and fourth quarters of 1998, the commercial mortgage-backed securitization market deteriorated. Because of these developments, we, like many other REITs, became limited in our ability to obtain financing and to achieve our business strategy.

         It had also became apparent that the market was pricing our equity at severely discounted values relative to our book value. Accordingly, in late 1998, our board of trust managers began discussions of ways to strengthen our balance sheet, gain access to additional sources of capital and provide liquidity to use for future investments and operations.

         On February 25, 1999, Prudential Securities Incorporated made a presentation to the board regarding potential strategic alternatives, including remaining an independent entity, converting from a REIT to a C corporation or entering into a business combination. The purpose of the presentation was to assist the board in identifying the best alternative, or combination of alternatives, for us and our shareholders. During the course of this presentation and the discussion of the alternatives, the board also expressed an interest in evaluating the acquisition of other companies as an additional strategic alternative. At the conclusion of the presentation, the board authorized the engagement of Prudential Securities as our financial advisor for the purposes of further reviewing and evaluating the strategic alternatives that might be available to us, contacting third parties that might be interested in potential transactions with us and advising us in connection with any proposals or inquiries that we might receive from third parties.

         During the following several weeks, Prudential Securities identified and contacted various third parties in connection with a potential transaction. Prudential Securities and management also began preparing public and non-public information for distribution to interested parties after they entered into confidentiality agreements with us. On April 6, 1999, we signed an engagement letter with Prudential Securities relating to the provision of financial advisory services and the rendering of a fairness opinion in connection with a potential transaction.

         In late April and May, we entered into confidentiality agreements covering six third parties, under which each agreed to keep discussions with us and materials provided by us confidential. Prudential Securities then distributed to these parties a letter on our behalf soliciting written, preliminary non-binding proposals for a business combination with us.

         During the first week of May, Prudential Securities received four indications of interest in response to its letters, one of which was on behalf of Impac Commercial Holdings, Inc. Impac's indication of interest was for a stock-for-stock merger and contemplated a separate purchase of our current management agreement and all of the common shares owned by AMRESCO, INC. and its affiliates for cash.

         On June 11, 1999, the board met telephonically with Prudential Securities to review the terms and the relative merits of the proposals. The board decided against converting from a REIT to a C corporation due to the fact that our income would be taxed, we had no assurance that our access to capital would be greater and investors had not reacted positively to other mortgage REITs converting to C corporations. The board also rejected the possibility of remaining a stand-alone entity because it believed that we required an infusion of capital and faced increasing exposure to credit risk from our relatively small balance sheet.

         On June 22, 1999, the board again met telephonically with Prudential Securities to review the terms and relative merits of the proposals. Based upon the information gathered by Prudential Securities and management and an assessment of the business and prospects that would be available under each alternative, the board determined that the Impac proposal was superior and authorized negotiations with representatives of Impac and FIC Management, Inc., its external manager, and a merger with Impac.

         By August 4, 1999, both Impac and AMRESCO, advised by their legal and financial advisors, had negotiated a merger agreement under which Impac would be merged into us. The terms of this agreement included an exchange ratio of .66094 of our common shares for each share of Impac common stock. On August 5, 1999, both companies executed the merger agreement and issued press releases announcing the merger. The merger agreement provided that it would be terminated if the merger was not consummated prior to December 31, 1999. Also, FIC Management Inc., AMRESCO, INC., AMREIT Managers, L.P., AMREIT Holdings, Inc. and MLM Holdings, Inc. executed a purchase agreement. Under this agreement, FIC Management agreed that it or one of its designees would purchase from AMRESCO, INC. and its affiliates specified assets, including our existing management agreement, 1,500,111 of our common shares and options to purchase 1,000,011 shares.

         Several events subsequently occurred that made the merger less attractive. First, the market price of our common shares did not increase when and after the time that we announced the merger. Also, Impac received a merger proposal from Apex Mortgage Capital, Inc. under which Impac stockholders would receive Apex Mortgage common stock in the merger. On October 28, 1999, Impac announced that its board had unanimously determined that it was unable to conclude that Apex Mortgage's proposal was a superior proposal, as "superior proposal" was defined in the AMRESCO/Impac merger agreement, and that Impac was therefore contractually bound to proceed with the merger with us. Shortly after this time, two class action lawsuits were filed against Impac and some of its directors and officers alleging that the defendants had breached duties to Impac's stockholders by failing to give due deliberation to, and failing to accept, Apex Mortgage's proposal.

         During the fourth quarter of 1999, the market prices of our and Impac's common shares did not rise and the commercial mortgage-backed securities market continued to deteriorate.

         Our board met on December 16, 1999 with its legal and financial advisors to discuss the fact that the merger agreement with Impac could be terminated after December 31, 1999 without the payment of any termination fees. It also discussed current market conditions and the events that had recently arisen relating to the merger with Impac, including the increased uncertainties created by the litigation commenced against Impac. The board believed that, as a result of these factors, the merger was now less attractive than originally anticipated and that it was in our shareholders' best interests to terminate the merger agreement in accordance with its terms on December 31. The board also reviewed an analysis prepared by management of the cash flows that management projected could be achieved from an orderly liquidation of our loan portfolio from pay-offs and sales of our commercial mortgage-backed securities and partnership interests. The board directed management and our financial advisors to continue to analyze strategic alternatives to maximize shareholder value, including continuing to operate as a going concern, merging or combining with other entities and selling our assets. The board also directed management to continue to analyze an orderly liquidation of our assets.

         On January 4, 2000, we announced that we had mutually agreed with Impac to terminate the merger agreement. The parties to the purchase agreement also agreed to terminate that agreement effective January 4, 2000. Neither party paid any termination fees as a result of these actions.

         During the following several weeks, Prudential Securities and management continued to analyze our strategic alternatives. Also during this period, Prudential Securities identified 42 third parties that it believed might have an interest in acquiring us or our assets or otherwise engaging in a transaction with us. Prudential Securities began to contact these parties to determine their level of interest in a potential transaction with us. Prudential Securities had preliminary discussions regarding a possible transaction with 16 of the parties contacted. Discussions with three parties focused on acquisitions of us for consideration consisting primarily of securities of the bidder. Discussions with twelve parties focused on acquisitions of us for consideration consisting primarily of cash. The remaining discussion was with Arbor National Commercial Mortgage, LLC, which verbally offered to acquire us for $12 per share, $10 of which would be in cash and $2 of which would be in equity in the merged entity. None of these discussions progressed beyond the preliminary stage, other than those with Arbor National.

         On January 24, 2000, the board met telephonically with Prudential Securities to review our strategic alternatives. The board reviewed an analysis prepared by management that showed that estimated cash distributions in a liquidation to be between $12.50 and $13.50 per share, while the market price of our shares was then below $10 per share. Based on this review, the board believed that the aggregate market value of our shares did not reflect the full value of our portfolio. Management also reviewed with the board the difficulties we faced as a result of the deterioration of the commercial mortgage-backed securities market and the continuing decline in market prices for publicly traded REITs, which resulted in our inability to obtain new financing or raise new equity. The board determined that we would continue to encounter these difficulties if we continued our existing business strategy. Based on the experience of management and our trust managers in investing in real estate related assets, the board believed that the real estate market had reached a point in its cycle that made our investment strategy more risky given our relatively small asset base. In addition, the board believed that shareholders would be better served by receiving cash proceeds rather than shares in a merger or other combination with another publicly-traded REIT, which would in effect be a risky investment alternative with no guarantee of success. The board based this belief on its observations that shares of publicly-traded REITs, particularly those in the commercial mortgage and commercial mortgage-backed securities markets, continued to trade at discounts to their net asset values.

         Representatives of Prudential Securities informed the board they had contacted, on a confidential basis, all of the entities that Prudential Securities believed would reasonably be likely to engage in a transaction with us. Representatives of Prudential Securities then reviewed with the board the responses to the inquiries made to date. In light of the board's belief that a transaction maximizing cash distributions to shareholders was in our shareholders' best interests, the board focused on the indication of interest from Arbor National. Prudential Securities informed the board that Arbor National had requested that we enter into an "exclusivity" agreement under which we would be prevented from initiating or encouraging proposals from third parties.

         The board considered Arbor National's proposal in comparison to a liquidation. The principal factors considered by the board included the following:

         o the proposed price per share of $12, $10 of which would be in cash and $2 of which would be in equity in the merged entity, as compared to $12.50 to $13.50 in cash that was estimated to be paid in a liquidation;

         o        the valuation of the equity;

         o the relatively short time frame in which shares would be acquired by Arbor National as compared to the lengthier pay-off in a liquidation, estimated to be an 18 to 24 month process; and

         o the lower transaction costs of a merger as opposed to the expected administrative costs under a liquidation plan.

         The board determined that the positive aspects of the Arbor National proposal seemed to outweigh the potentially negative aspects and authorized management and Prudential Securities to commence the negotiation of an exclusivity agreement.

         On February 3, 2000, we entered into an exclusivity agreement with Arbor National under which we agreed that until February 21, 2000 we would not initiate or encourage proposals from third parties. We also agreed that during this period we would not accept any offer to buy us unless the offer, if consummated, would result in a transaction more favorable to our shareholders than the transaction with Arbor National. If we determined to accept such a superior proposal, we agreed to reimburse Arbor National for the expenses it incurred in connection with the negotiation of a definitive agreement and its due diligence investigation up to $300,000. This agreement expired by its terms on February 21, 2000 without the parties entering into a definitive agreement or making any payments to the other party.

         By letter dated February 23, 2000, Arbor National reduced the cash component of its offer to $8 per share. Arbor National's offer also included $2 in common shares of the merged entity and up to $2 per share in the form of a liquidating security of the merged entity. Payments on the liquidating security would be made depending on the performance of some of our mortgage loans as specified in Arbor National's offer.

         On February 24, 2000, the board met telephonically with its financial and legal advisors to consider Arbor National's revised proposal. The board again considered the proposal in comparison to a liquidation. Management and Prudential Securities reviewed with the board the relative merits of a transaction with Arbor National and a liquidation. Prudential Securities based its review on analyses prepared by management. These analyses included estimates by management as to potential sales prices and pay-off amounts based on capitalization rates that were considered reasonable by management based on their experience in the industry for owned real estate assets, and estimates of proceeds from pay-offs of loans and sales of our commercial mortgage-backed securities and partnership investments. The board then determined that the value for our assets through the sale of some assets over a period of time and the winding down of our operations through the pay-off of our other assets should be higher than the value that Arbor National placed on our assets in the amended proposal. Representatives of Prudential Securities also informed the board that they believed that it was unlikely that we would be successful in generating any cash equivalent offers in excess of $11 per share. Based on these factors, the board determined that a liquidation was more likely to provide shareholders with greater return on their investment than they would receive in Arbor National's proposal and authorized management to commence the preparation of a plan of liquidation and dissolution. The board also authorized Prudential Securities to continue to discuss a possible transaction to maximize shareholder return with Arbor National and another third party who had indicated that it may be interested in such a transaction. Also at this meeting, the board of trust managers approved the marketing and sale of our non-core assets, including our commercial mortgage-backed securities and our equity investments in real estate.

         Over the next several weeks, management and our legal advisors prepared a plan of liquidation and dissolution. In addition, management provided to the board and Prudential Securities a further analysis of potential proceeds from a liquidation, which indicated liquidation proceeds to shareholders of between $12.60 and $13.10 per share. Since that time, we paid a dividend of $0.34 per share, which reduces this estimate to $12.30 to $12.75 per share.

         On March 29, 2000, the board met with its financial and legal advisors. Prudential Securities reported that no further discussions had resulted in existing bidders increasing their original proposals to or above $11 per share on a cash equivalent basis. The board reviewed the terms of the plan of liquidation and dissolution and discussed various aspects of the trust managers' fiduciary duties in the context of a liquidation. Following further discussion, the board unanimously approved the complete liquidation and dissolution under the terms and conditions set forth in the plan of liquidation.

         On July 5, 2000, affiliates of Farallon Capital Management, L.L.C. purchased a total of 1,500,111 of our common shares from AMRESCO, INC. and one of its wholly-owned subsidiaries. At the same time, the purchasers entered into an agreement with us under which each of them agreed to vote all of our shares that it beneficially owns in favor of the liquidation and dissolution. As of August 17, 2000, they beneficially owned a total of 1,722,011 common shares, which represented approximately 17.2% of our outstanding common shares.

REASONS FOR THE LIQUIDATION AND DISSOLUTION AND RECOMMENDATION OF THE BOARD OF TRUST MANAGERS

         THE BOARD OF TRUST MANAGERS HAS UNANIMOUSLY DETERMINED THAT THE LIQUIDATION AND DISSOLUTION IS IN OUR AND OUR SHAREHOLDERS' BEST INTERESTS, HAS APPROVED AND ADOPTED THE PLAN OF LIQUIDATION AND DISSOLUTION AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE LIQUIDATION AND DISSOLUTION.

         Our board and management have from time to time reviewed our strategic position and our short-term and long-term prospects. In particular, adverse developments in the markets for commercial mortgage-backed securities, REIT stocks in general and our shares in particular have made it more difficult for us to enhance shareholder value by growing our business as an independent entity. The board also believes that we will continue to experience difficulties in obtaining new debt or equity financing at a reasonable cost. Therefore, our board and senior management believe that the liquidation and dissolution is the best alternative available to maximize shareholder value.

         In deciding whether to approve the plan of liquidation and dissolution, the board considered a number of factors, including the following:

         1. The board does not believe that our original business strategy of taking advantage of mid- to high-yield investments in real estate related assets is a viable option for a number of reasons, including the following:

                  o The board believes that the continued weakness in the equity markets for REITs forecloses any reasonable possibility of raising additional equity without significantly reducing returns to current shareholders and diluting shareholder value.

                  o We would require additional credit if we were to pursue our original business strategy of taking advantage of mid- to high-yield investments in real estate related assets. In the current market environment, obtaining additional credit facilities appears to be more difficult and expensive than we contemplated at the time we developed our business strategy. An increase in our borrowing costs would adversely affect our ability to maintain attractive spreads between our cost of capital and our return on investments.

                  o The board believes that the market opportunities that led to our formation in January 1998 have diminished to a point that continuing our original business plan would carry substantially increased risks with substantially diminished prospective returns. Market demand for our assets has failed to return to the levels seen prior to the unexpected and severe widening of mortgage-related credit spreads in the third quarter of 1998. Even if market conditions improve, we would continue to face the risk that a repeat occurrence of widening spreads could cause losses and further erode shareholder value.

                  o The board does not believe that we have been able to attract substantial interest from the investment community. The board bases this belief principally on the fact that the average daily trading volume for our shares during 1999 and the first two months of 2000 was 30,110 shares.

                  o The board also believes that the modest public float for our shares limits the attractiveness of our shares to investors, particularly institutional investors that prefer to invest in large increments in a float that presents greater liquidity.

                  o As a result of our being a small capitalization, externally managed mortgage REIT with credit sensitive investments, the board does not believe that our shares are likely to trade at a significant premium to the book value of our assets. The board also does not believe that the aggregate market value of our shares of approximately $95 million at March 29, 2000 reflects the full value of our portfolio. The disparity between our market value and the net value of our portfolio has persisted despite our paying a growing dividend stream and our other attempts to improve shareholder value. The board believes that we would continue to face the same difficulties we currently face if we were to continue our current business strategy, and that the dichotomy between our share price and the value of our net assets would continue.

         2. The board also does not believe that retaining our current assets and operating under a modified business strategy is an acceptable alternative. The board believes that a publicly-traded REIT is no longer an efficient and attractive vehicle with which to pursue the opportunities in the commercial mortgage and commercial mortgage-backed securities markets. The additional equity and debt capital necessary to pursue this strategy is not available to publicly-traded REITs, the shares of which continue to trade at discounts to their net asset values. For the reasons discussed above, without additional equity capital, the board believes that it would be difficult and expensive for us to support a revised strategy.

         3. The board believes that a merger in which our shareholders receive shares in another company is not an attractive option. This would require you to accept the acquirer's investment strategy. This would also subject you to risks associated with the valuation of an acquirer's shares. Based on the results of the solicitation process conducted by Prudential Securities on our behalf and our experience in evaluating and negotiating potential merger transactions, the board believes that any potential merger transaction, whether you were to receive shares in another company and/or cash, would not provide you with a meaningful premium over our net asset value and therefore offers few advantages over the liquidation and dissolution.

         4. We currently anticipate that you will receive total distributions of between $12.30 to $12.75 per share as a result of the liquidation. The board believes that this exceeds the value of the consideration to be offered to you in any of the proposals we have received from third parties.

         5. The board has retained the right to abandon the liquidation and has the flexibility to entertain business combination offers. The board intends to do so if it believes that such a transaction would maximize shareholder value. Such a transaction would require shareholder approval.

         In addition to these factors, the board also considered the potential adverse impact of other factors on the proposed liquidation and dissolution. These included the following:

         1. There could be no assurance that we would be successful in disposing of our assets for values equal to or exceeding those currently estimated or that these dispositions would occur as early as we expected.

         2. It is possible that the liquidation may not yield distributions as great as or greater than the recent market prices of our shares and distributions may not be effected for a significant amount of time.

         3. As opposed to a business combination with a relatively short time frame during which a third party would acquire us, the liquidation process would involve a longer pay-off process and would require us to incur potentially larger administrative costs.

         4. The receipt of liquidating distributions will be a taxable event for shareholders.

         5. It is likely that the liquidity and price of our shares will decrease as we pay distributions to shareholders.

         In connection with the board's consideration of the proposed liquidation and dissolution, the board also considered several changes in the compensation to our manager, independent trust managers and some of our executive officers. These changes included the following:

         1. On March 29, 2000, the board of trust managers approved modifications to AMREIT Managers' compensation to more closely align the manager's interests with those of our shareholders. The new fee structure eliminates all incentive fee compensation and the termination fees that we would be obligated to pay upon a termination of the management agreement without cause, including a termination resulting from our liquidation and dissolution. Under the new fee structure, the base management fee is unchanged, and we agreed to reimburse AMREIT Managers for any of its quarterly operating deficits beginning April 1, 2000. As discussed below under "-- Interests of some of our trust managers, executive officers and affiliates in the liquidation and dissolution -- Amendment of the management agreement," the board believed that it was likely that the fees under the new structure would not differ materially from the fees under the old structure.

         2. In 1999, we granted to each independent trust manager 2,250 restricted common shares. On March 29, 2000, the board determined to instead pay each independent trust manager an annual fee of $20,000, payable quarterly in advance. The board believed that this should be easier and less expensive to administer and should be less dilutive to shareholders' distributions in a liquidation.

         3. On February 15, 2000, David M. Striph, our Executive Vice President and Chief Investment Officer, and Thomas R. Lewis II, our Senior Vice President and Chief Financial and Accounting Officer, entered into retention and severance arrangements with AMRESCO, INC. that provide these officers with retention payments that we estimate may be up to $400,000 for Mr. Striph and up to $290,000 for Mr. Lewis and severance payments that we estimate may be up to $350,000 for Mr. Striph and up to $278,000 for Mr. Lewis. We and AMRESCO, INC. believed that the continued employment of these officers is very important to help to ensure that the plan of liquidation and dissolution is implemented smoothly and in a manner that maximizes shareholder value. The purpose of these arrangements is to incent each of Messrs. Striph and Lewis not to terminate his employment during the period that the plan is being implemented.

         The foregoing discussion of the information and factors discussed by the board is not meant to be exhaustive, but is believed to include all material factors considered by the board. The board did not quantify or attach any particular weight to the various factors that it considered in approving the plan of liquidation and dissolution. Rather, the board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of the board may have given different weights to different factors. However, in the view of the board, the potentially negative factors considered by it did not outweigh the benefits and advantages of the liquidation and dissolution.

         If shareholders do not approve the liquidation and dissolution or the dissolution is not consummated for any reason, we will either return to executing our strategy of taking advantage of mid- to high-yield investment opportunities in real estate related assets or such other business strategy as the board then determines to be in the best interests of our shareholders. To the extent opportunities are available, we may consider potential business combinations with public or private entities or other alternative strategies that our board and management believe are in our and our shareholders' best interests.

INTERESTS OF SOME OF OUR TRUST MANAGERS, EXECUTIVE OFFICERS AND AFFILIATES IN THE LIQUIDATION AND DISSOLUTION

         In considering the recommendation of the board of trust managers with respect to the liquidation and dissolution, you should be aware that some trust managers, executive officers and affiliates have interests in the liquidation and dissolution that are different from or in addition to your interests as shareholders. Our board was aware of these interests and considered them, along with other matters, in approving the plan of liquidation and dissolution.

         AMENDMENT OF THE MANAGEMENT AGREEMENT

         Subject to the direction and oversight of the board of trust managers, our day-to-day operations and investment activities are currently managed by AMREIT Managers, L.P., an affiliate of AMRESCO, INC., under the terms of a management agreement. Early in the first quarter of 2000, AMREIT Managers proposed modifications to its compensation in response to our changed business strategy. On March 29, 2000, the board of trust managers approved these modifications, which are summarized below.

         Under the old fee structure, AMREIT Managers was entitled to receive incentive compensation fees based on our quarterly performance, which was based in part on gains from sales of property. The board believed that this might result in significant fees being payable to the manager in quarters in which we sold a number of assets, even if we were to incur significant losses in other quarters. The new fee structure eliminates all incentive fee compensation. It also eliminates the termination fees that would have been payable upon a termination of the management agreement without cause, including a termination resulting from our liquidation and dissolution. Under the amended management agreement, AMREIT Managers' base management fee was not changed, and we agreed to reimburse AMREIT Managers for any of its quarterly operating deficits beginning April 1, 2000. Under the new fee structure, we will incur fees that are for the most part equal to the actual costs of the services provided without mark-up. The board believed that this should more closely align the manager's interests with those of our shareholders. The fees under the old and new structures are dependent upon a large number of variables. While the total fees that we incur under the new structure could be more or less than those that we would have incurred under the old structure, the board believed that it was likely that the fees under the new structure would not differ materially from the fees under the old structure. Under the most likely liquidation scenario, the estimated fees for the period from April 1, 2000 through the expected date of dissolution were as follows:

                                               OLD STRUCTURE                    NEW STRUCTURE
                                               -------------                    -------------
Base management fees                           $ 1,000,000                      $ 1,000,000
Incentive/termination fees                       2,500,000                               --
Reimbursable operating deficits                         --                        2,600,000
                                               -----------                      -----------
        Total                                  $ 3,500,000                      $ 3,600,000
                                               ===========                      ===========

         The following table summarizes the positions held by persons who also held officer and/or director positions in AMRESCO Capital Trust and AMRESCO, INC.

NAME                        POSITION IN AMRESCO CAPITAL TRUST               POSITION IN AMRESCO, INC.
----                        ---------------------------------               -------------------------
Robert L. Adair III         Chairman of the Board of Trust Managers and     Director, President and Chief Operating
                            Chief Executive Officer                         Officer until March 31, 2000
Robert H. Lutz, Jr.         Trust Manager                                   Chairman of the Board until March 31, 2000
                                                                            and current President and Chief Executive
                                                                            Officer

         BENEFITS TO EXECUTIVE OFFICERS

                  On February 15, 2000, David M. Striph, our Executive Vice President and Chief Investment Officer, and Thomas R. Lewis II, our Senior Vice President, Chief Financial and Accounting Officer, entered into retention and severance arrangements with AMRESCO, INC. These arrangements are summarized below.

         These arrangements provide for the following retention payments:

                                                                          IF A FULL TIME EMPLOYEE ON 12/31/02 OR
                                    IF A TERMINATION EVENT                  THERE IS A TERMINATION EVENT AFTER
OFFICER                            OCCURS BEFORE 1/1/01 (1)                   12/31/00 AND BEFORE 1/1/03 (2)
-------                            ------------------------               --------------------------------------
David M. Striph                            $200,000                                      $400,000
Thomas R. Lewis II                          145,000                                       290,000

----------

(1) This payment will also be made if the officer's employment is terminated before January 1, 2001, other than a termination by the officer voluntarily (except a termination related to a change of control or related to a termination event described below) or a termination by AMRESCO, INC. without cause.

(2) This payment will be made on the earlier of December 31, 2002 or the date of the termination event. This payment will also be made if the officer's employment is terminated after December 31, 2000 and before January 1, 2003, other than by the officer voluntarily (except a termination related to a change of control or related to a termination event described below) or a termination by AMRESCO, INC. without cause.

         For purposes of the retention and severance arrangements, a termination event means any one of the following:

         o a sale of all or substantially all of our assets to an unaffiliated third party;

         o our current trust managers no longer constitute a majority of our board;

         o        we have been substantially liquidated; or

         o        the termination of our management contract with AMREIT
                  Managers.

         The retention and severance arrangements also provide that, in addition to the retention payments described above, if either Messrs. Striph or Lewis is terminated before January 1, 2001 without cause or the termination is related to a change of control or to a termination event, the terminated officer will receive a pro rated amount equal to two times the sum of his base salary and the incentive compensation he was paid relating to services he provided to us during 1999. Alternatively, if either Messrs. Striph or Lewis is terminated after December 31, 2000 and prior to January 1, 2003 without cause or if the termination is related to a change of control or to a termination event, the terminated officer will receive an amount equal to the sum of his base salary and the incentive compensation he was paid relating to services he provides to us during 2000. The maximum amount of the severance payments are estimated to be as follows:

                                                                                       TERMINATION AFTER 12/31/00
OFFICER                                 TERMINATION BEFORE 1/1/01 (1)                    AND BEFORE 1/1/03 (2)
-------                                 -----------------------------                  --------------------------
David M. Striph                                  $450,000                                        $350,000
Thomas R. Lewis II                                225,000                                         278,000


-----------

         (1)      Assumes that the termination occurred on December 31, 2000.

         (2) Based on the amounts we expect to pay to these officers in 2000.

         In addition, beginning as of January 1, 2000, Mr. Striph will be entitled to receive incentive compensation using a formula that is based upon the performance of all of our loans and real estate investments excluding commercial mortgage-backed securities.

         We and AMRESCO, INC. believed that the continued employment of these officers is very important to help to ensure that the plan of liquidation and dissolution is implemented smoothly and in a manner that maximizes shareholder value. The purpose of these arrangements is to incent each of Messrs. Striph and Lewis not to terminate his employment during the period that the plan is being implemented.

SUMMARY OF THE PLAN OF LIQUIDATION AND DISSOLUTION

         We believe that this summary describes the material terms of the plan of liquidation and dissolution. However, we recommend that you read carefully the complete plan for the precise legal terms of the plan and other information that may be important to you. The plan of liquidation and dissolution is included in this document as Annex A.

         The plan of liquidation and dissolution provides for our complete liquidation and dissolution in accordance with the requirements of the Texas Real Estate Investment Trust Act and the Internal Revenue Code. Because the plan contemplates the disposition of all of our assets and the distribution of the net proceeds to shareholders, and because the terms of such dispositions have not yet been determined, we do not believe that pro forma financial information concerning the plan would be meaningful.

         OPERATIONS

         If the liquidation and dissolution proposal is approved at the meeting, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs, and proceed with the liquidation and dissolution. We will continue our existence, but solely for the purpose of managing our investments, providing for the satisfaction of our obligations, adjusting and winding-up our business and affairs and distributing our remaining assets. One or more liquidating distributions from our assets will be conditioned upon setting aside a sufficient amount of money to meet any residual obligation or liability that we have not otherwise met. We will not obtain any further approvals of shareholders. We will satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner.

         AMENDMENT AND TERMINATION OF THE PLAN

         If the board determines that it is in our and our shareholders' best interests, the board may amend or modify the plan without further shareholder approval, except as required by applicable law. Also, if prior to the filing of the articles of dissolution, whether before or after shareholder approval, the board determines that liquidation and dissolution are not in our and our shareholders' best interests, the board may abandon and revoke the dissolution without further shareholder action. If the board so abandons the dissolution, we may, without further shareholder approval, sell some of our remaining assets if the board determines that this action is in our and our shareholders' best interests. However, we may not consummate the sale of all or substantially all of our assets without shareholder approval as required by the Texas Real Estate Investment Trust Act and our declaration of trust.

         TRUST MANAGERS AND OFFICERS

         We anticipate that our current trust managers and officers will continue to serve in these capacities after approval of the liquidation and dissolution proposal. Trust managers remaining in office will continue to receive fees in accordance with our compensation policies.

         We will also reserve sufficient assets and/or obtain and maintain insurance as may be necessary to provide for the continued indemnification of our trust managers, officers and agents to the full extent provided in our declaration of trust and bylaws, any existing indemnification agreements and applicable law. We expect that such insurance will include coverage for periods after the termination of any liquidating trust, and would include coverage for trustees, employees and agents of such liquidating trust.

         TERMINATION OF OUR MANAGEMENT AGREEMENT

         Upon filing of the articles of dissolution, our management agreement with AMREIT Managers, L.P. will be terminated. See "Certain Relationships and Related Transactions -- The manager."

         TERMINATION OF REIT STATUS

         Under the plan, the trust managers are authorized, in their discretion, to choose to maintain our existence as a real estate investment trust for the purposes of winding up our affairs. Although we expect that we will continue to be able to meet the REIT requirements, there can be no assurance that we will be able to do so. See "Material federal income tax consequences of the dissolution and liquidation."

         CONTINGENCY RESERVE

         Under Texas law, we are required, in connection with the dissolution, to apply our assets, as far as such property will go, to the just and equitable payment of all of our liabilities and obligations. If the liquidation and dissolution proposal is approved at the meeting, the board of trust managers has determined to establish a reserve for contingencies of approximately $2,000,000. The board believes that this reserve, together with cash flow from operations and other cash on hand, should enable us to operate until dissolution and to satisfy our liabilities, expenses, and obligations not otherwise paid, provided for or discharged as they become due and payable.

         The amount of the contingency reserve is based upon our estimates derived from consultations with our manager and outside advisors and a review of our estimated expenses and actual and contingent liabilities and obligations. There can be no assurance that the contingency reserve will be sufficient to cover such expenses, liabilities and obligations. Subsequent to the establishment of the contingency reserve, we may from time to time distribute to shareholders such portions of the contingency reserve that the board deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the board to have been satisfied in full, we will distribute to our shareholders any remaining funds in the contingency reserve.

         LIQUIDATING TRUST

         If all of our assets are not sold or distributed prior to the second anniversary of the approval of the liquidation and dissolution by shareholders, or if unpaid claims, liabilities and other obligations remain outstanding, we may transfer any assets not sold or distributed, including any contingency reserve or other cash on hand, to a liquidating trust. If we establish a liquidating trust, we would distribute to the then holders of our common shares beneficial interests in the liquidating trust in proportion to the number of common shares owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the liquidation and dissolution will constitute the approval by shareholders of the establishment of a liquidating trust, its appointment of one or more individuals, who may or may not be former trust managers, or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by the board. We do not anticipate that interests in the liquidating trust will be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

         Any plan to transfer assets to a liquidating trust is only a contingency plan to provide for the possibility that all of our assets are not liquidated during a two-year period. Therefore, the board has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by the board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

         DISSOLUTION

         After all of our assets have been liquidated, all our known and contingent debts, liabilities and obligations have been paid and discharged, or adequate provision has been made for such amounts, and all net proceeds have been distributed to or for the benefit of shareholders, we will file articles of dissolution with the County Clerk of Dallas County, Texas. Upon the filing of articles of dissolution, we will cease to exist as a legal entity and will be dissolved and terminated. Our share record books will be closed as of the close of business on the date the Dallas County Clerk accepts the filing of our articles of dissolution. After this time, we will not record any assignment or transfer of our common shares, except for those occurring by will, intestate succession or operation of law.

         TRANSFERABILITY OF SHARES; NASDAQ LISTING

         Prior to the filing of the articles of dissolution, our common shares will continue to be transferable, and shareholders will continue to have the rights that applicable law and our declaration of trust confer on shareholders. We anticipate that the market price of our common shares may decline as we make liquidating distributions to shareholders. We currently intend to maintain the listing of our common shares on the Nasdaq Stock Market until the shares are no longer eligible for listing.

EXPECTED DISTRIBUTIONS

         Under the terms of the plan of liquidation and dissolution and Texas law, after the sale or other liquidation of our assets, and after applying such property as far as it will go to the just and equitable payment of our obligations and liabilities, we will distribute to shareholders our remaining property and assets in cancellation of all of our outstanding capital shares. All distributions will be paid pro rata in accordance with shareholders' respective rights and interests to shareholders of record at the close of business on the record dates to be determined by the board.

         Immediately after the meeting, if shareholders approve the liquidation and dissolution, we intend to proceed with the collection of our outstanding mortgage loans and the sale of our other assets as expeditiously as possible. For the most part, we anticipate that this will take place over the next 18 to 24 months through scheduled loan pay-offs in accordance with the loan documents. We also anticipate selling our equity interests in real estate and commercial mortgage-backed securities.

         Although we cannot be sure of the amounts, we currently expect that you will receive cash distributions in the total amount of about $12.30 to $12.75 per share. This would result in total distributions since our inception of approximately $14.95 to $15.40 per share, including dividends paid to date. Management derived the expected distribution amounts by estimating the following amounts we expected to receive and pay during the period from April 1, 2000 through the date of dissolution:

         o the net proceeds we expected to receive from the repayments of our mortgage loans and the sales of our commercial mortgage-backed securities and partnership investments and the income we expected to receive from these investments, which we estimated to total between $194.6 million and $198.9 million;

         o the amount we expected to receive from Prudential Securities Incorporated upon the assumed exercise of its warrants to purchase 250,002 common shares at $9.83 per share, which we estimated to be $2.5 million;

         o the amounts we expected to pay to pay-off our line of credit and repurchase agreement, which we estimated to total $61.7 million; and

         o the amounts we expected to pay to satisfy our expenses, which included interest expense on our line of credit and repurchase agreement of between $1.9 million and $2.3 million, fees payable to our manager of $4.2 million and general and administrative costs of $2.7 million, or a total of between $8.8 million and $9.2 million. These expenses include amounts that were accrued but unpaid as of March 31, 2000.

         These estimates were based on information originally collected by management from time to time during the fourth quarter of 1999 and first half of 2000. These estimates were prepared solely for internal planning purposes.

         The preparation of these estimates involved judgments and assumptions with respect to the liquidation process that, although considered reasonable at the time by management, may not be realized. We cannot assure you that actual results will not vary materially from the estimates. These assumptions were as follows:

         o        Some of our borrowers will prepay their loans.

         o We will hold each of our mortgage loans until their scheduled or extended maturity dates, unless the loan is prepaid by the borrower.

         o Other than with respect to two loans for which we have previously either established an allowance or charged-off amounts, each of our borrowers will pay off their loans in accordance with their terms.

         o        We will not experience unanticipated mortgage loan defaults.

         o We will sell each of our remaining commercial mortgage-backed securities and equity investments at the time and for the amounts we estimated.

         o Our actual costs and expenses will not exceed the estimated amounts.

         o        We will not sell our assets on an installment basis.

         o The debt against our portfolio of mortgage loans, equity investments and commercial mortgage-backed securities will bear interest at approximately 7.5% per year.

         o Prudential Securities Incorporated will exercise their warrants to purchase 250,002 common shares at $9.83 per share prior to the record date of our next distribution.

         We do not anticipate updating or otherwise publicly revising the estimates presented in this document to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates are included in this document solely because they were provided to the board. The inclusion of the estimates is not a representation by any person that the results will be achieved. The estimates were not prepared with a view toward public disclosure or complying with either the published guidelines of the Securities and Exchange Commission regarding projections or forecasts or any other guidelines. The estimates were not prepared in accordance with generally accepted accounting principles and were not audited or reviewed by independent auditors nor did any independent auditor perform any other services with respect to such estimates.

         At a minimum, we anticipate making distributions in amounts sufficient to allow us to remain qualified as a REIT under the Internal Revenue Code throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests.

         We intend to first repay any amounts due on our outstanding credit facilities with the net amounts we collect under our outstanding mortgage loans and the net proceeds from the sales of our assets. We intend to then distribute the remaining amounts, along with any additional amounts we realize from collections on remaining mortgage loans and sales of remaining assets, to holders of our common shares as soon as administratively practical. We anticipate making the first distribution during the second half of 2000.

         The amount and timing of the distributions represent our current estimates. It is not possible to determine with certainty the aggregate net proceeds that may ultimately be available for distribution to shareholders. The actual amount and timing of, and record dates for, shareholder distributions will be determined by the board of trust managers in its sole discretion and will depend upon the timing and receipt of loan pay-offs and proceeds of the sale of our remaining assets and the amounts deemed necessary by the board to pay or provide for all of our liabilities and obligations.

         We have established targeted amounts for the loan pay-offs and the sales prices of our other assets. However, there can be no assurance that any or all of the loans will be paid off for these amounts or at all or that any or all of our other assets will be sold at the targeted sales prices or at all. The amount of the proceeds we receive from the liquidation is dependent upon a number of conditions, many of which are beyond our control, including market conditions and actions by third parties. Therefore, loans may be paid off and other assets may be sold at amounts that may not necessarily be equal to or greater than their book value.

         To estimate the amounts that may be available for distribution from the liquidation proceeds, management estimated costs of the liquidation and dissolution. Management also estimated general and administrative costs during the liquidation process. Payment of the distributions is in each case subject to the payment or provision for payment of our obligations, expenses to the extent not assumed by any purchasers of our assets and any tax liabilities. We do not plan to satisfy all of our liabilities and obligations prior to making distributions to shareholders. Instead, we will reserve assets deemed to be adequate to satisfy such liabilities and obligations. See "Contingency reserve" and "Liquidating trust." We believe that we will have sufficient cash to pay all of our current and accrued obligations as a result of cash flow from operations, loan repayments and asset sales. However, if contingent or unknown liabilities exist, distributions to shareholders may be reduced or delayed. Also, claims, liabilities and expenses will continue to accrue following approval of the liquidation and dissolution, and we anticipate that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of cash available for ultimate distribution to shareholders.

         The final distribution will be in complete redemption and cancellation of our outstanding shares. Upon such final distribution, you may be required to surrender your share certificates. If we cannot make distributions to a shareholder because mail is not deliverable to the last known address of that shareholder on the shareholder list we maintain, we will hold the funds subject to unclaimed funds or escheat statutes of the state of such shareholder's last known address. If such state does not have an escheat law, the law of Texas will govern. If a shareholder does not claim such funds within the statutory period, such funds may escheat to the state.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION AND DISSOLUTION

         The following discussion is a summary of the material federal income tax consequences to the shareholders relevant to the plan of liquidation and dissolution. This discussion does not deal with all of the tax consequences of the liquidation and dissolution that may be relevant to every shareholder and is not intended as a substitute for careful tax planning. YOU SHOULD THEREFORE CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES ASSOCIATED WITH IMPLEMENTATION OF THE LIQUIDATION AND DISSOLUTION UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

         The discussion of tax consequences that follows is based on current provisions of the Internal Revenue Code and its legislative history, existing, temporary and currently proposed treasury regulations, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions in effect on the date of this document. All of these are subject to change at any time, and any such change may be applied retroactively. Thus, no assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of this discussion, possibly on a retroactive basis. In addition, we have not requested and do not plan to request any rulings from the Internal Revenue Service with respect to the tax consequences of the plan of liquidation and dissolution. Accordingly, no assurance can be given that the statements set forth in this discussion, which do not bind the Internal Revenue Service or the courts, will not be challenged by the Internal Revenue Service or sustained by the courts if so challenged.

         TAX CONSEQUENCES TO AMRESCO CAPITAL TRUST

         For federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the Internal Revenue Code. As such, we generally are entitled to a deduction for all dividends we pay to our shareholders for a taxable year. As a result, as a practical matter we are not subject to federal income taxation with respect to our distributed income. If the liquidation and dissolution is adopted by the shareholders, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests, and there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets.

         Asset test. To qualify as a REIT for federal income tax purposes, at least 75% of the value of our assets at the close of each quarter of our taxable year must be represented by real estate assets, cash, cash items, including receivables arising in the ordinary course of our operations, and government securities. We may not have more than 25% of our total assets represented by non-government securities, except securities that constitute "real estate assets" for this purpose. In connection with investments in non-government securities, we may not do the following:

         o under current law, invest more than 5% of the value of our total assets in non-government securities of any one issuer and we may not hold more than 10% of the voting securities of any one issuer;

         o for the tax years beginning after December 31, 2000, invest more than 20% of the value of our total assets in one or more corporations, other than a real estate investment trust, pursuant to which we and such corporation(s) have jointly elected that such corporation(s) will be treated as a taxable REIT subsidiary;

         o for the tax years beginning after December 31, 2000, invest more than 5% of the value of our total assets in non-government securities of any one issuer, unless the issuer is a taxable REIT subsidiary;

         o for the tax years beginning after December 31, 2000, hold more than 10% of the outstanding voting securities, or 10% of the total value of outstanding securities of any one issuer unless we hold all of the securities of such issuer, unless the issuer is a taxable REIT subsidiary.

         Income tests. We must also meet two tests relating to the source of our income. First, at least 75% of our gross income for each year must be derived from rents from real property, interest on obligations secured by mortgages on real property, and other sources directly related to real estate activities. Second, at least 95% of our gross income must be derived from the sources described in the preceding sentence and from dividends, interest and gains from sales or dispositions of stock or securities.

         Distributions. The REIT provisions of the Internal Revenue Code also require that we distribute 95% of our REIT taxable income, determined without regard to the dividends paid deduction, which is discussed below, and excluding any net capital gain, to our shareholders each taxable year. This percentage drops to 90% in tax years beginning after December 31, 2000.

         Liquidation period. We anticipate that we would remain qualified under the foregoing tests throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets in the liquidation process and the need to retain assets to meet liabilities, there can be no assurance that we will continue to meet the qualification tests. If we cease to qualify as a REIT for any taxable year, we would not be entitled to deduct dividends paid to our shareholders from our taxable income. In this case, we would be liable for federal income taxes with respect to our gains from sales of assets and our income from operations for that year and for subsequent taxable years. These federal income taxes would reduce the amounts otherwise distributable to our shareholders.

         To be entitled to a deduction for the amount distributed to our shareholders for a tax year, referred to as a "dividends paid deduction," a REIT's distributions must qualify as "dividends." Distributions in liquidation of a corporation, however, are generally treated as being in full payment of a shareholder's interest in the corporation, rather than as dividends. Nevertheless, in the context of the liquidation of a REIT, section 562(b) of the Internal Revenue Code provides a special rule that classifies liquidating distributions as dividends solely for purposes of the dividends paid deduction if specified conditions are met. In particular, section 562(b) provides that, if a REIT is liquidated within the 24-month period following the adoption of a plan of liquidation, distributions pursuant to such plan will, to the extent of the distributing corporation's earnings and profits, computed without regard to capital losses, for the year of the distribution, be treated as dividends for purposes of computing the corporation's dividends paid deduction.

         Approval of the liquidation and dissolution proposal by shareholders would constitute the adoption of a plan of liquidation for purposes of section 562(b) of the Internal Revenue Code. We anticipate that we will completely liquidate within 24 months of the approval of the liquidation and dissolution proposal so as to take advantage of section 562(b), but no assurance can be provided that this timetable will in fact be met. For instance, we may not be able to sell our assets at acceptable prices during this period. As the end of the 24-month period approaches, we intend to evaluate the then existing situation and consider whether distribution of our remaining assets and liabilities to a liquidating trust would be appropriate, or whether existing circumstances indicate that the shareholders would be better served by a course of action that might forego the benefits of section 562(b).

         Although section 562(b) may treat liquidating distributions as dividends, it only does so "to the extent of the earnings and profits (computed without regard to capital losses) of the corporation for the taxable year of the distribution." Section 562(e) of the Internal Revenue Code provides that, for purposes of determining a REIT's dividends paid deduction, a REIT's earnings and profits for a taxable year are to be increased by the total amount of gain recognized on the sale or exchange of real property during that year. Thus, we should have sufficient earnings and profits to allow distribution of such gain on sale to qualify as a dividend. We intend to use our best efforts to distribute sufficient amounts to shareholders each year during the liquidation period so that we would remain qualified as a REIT under the rules described above. In this case, we would not have any REIT taxable income as a result of the proposed liquidation.

         Prohibited transactions. REITs also are subject to a 100% excise tax on any gain from "prohibited transactions." The term "prohibited transaction" means the sale or other disposition of property that would properly be included in inventory or is held primarily for sale to customers in the ordinary course of the REIT's trade or business. The determination of whether property would properly be included in inventory or is held primarily for sale to customers in the ordinary course of the REIT's trade or business is inherently factual in nature and thus cannot be predicted with certainty. Whether property is held as inventory or held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances.

         The Internal Revenue Code provides a "safe harbor" provision under which, if all of its conditions are met, property sales would be protected from being considered prohibited transactions. One of these conditions is that the seller must have held the asset for at least four years. Since we have not held any of our assets for at least four years, we do not expect to be able to satisfy the safe harbor provisions with respect to the sales of our assets in the liquidation. However, we believe that, based on the facts and circumstances, we do not hold any of our assets as inventory or for sale to customers. We therefore believe that a sale of any such asset pursuant to the plan of liquidation and dissolution will not be considered a sale in the ordinary course of our business. Accordingly, asset sales pursuant to the plan should not be subject to the 100% "prohibited transactions" tax.

         CONSEQUENCES TO SHAREHOLDERS

         We believe that the distributions of proceeds of sales of properties, if any, to shareholders pursuant to the plan would be treated as distributions in a complete liquidation. In this case, distributions would not be treated as dividends received by a shareholder, but rather as if the shareholder had sold its shares. Also in this case, a shareholder would recognize gain or loss with respect to each share held by the shareholder, measured by the difference between:

         o the total amount of cash and fair market value of other property, if any, received by the shareholder with respect to such share pursuant to the plan; and

         o        the shareholder's basis in that share.

         The consequences to shareholders if we transfer assets to a liquidating trust is discussed below under "Liquidating trust."

         If a shareholder holds blocks of shares acquired at different times or at different costs, each liquidating distribution would be allocated ratably among the various blocks of shares, and gain or loss would be computed separately with respect to each block of shares.

         Gain or loss recognized by a shareholder would be capital gain or loss if the shares are held by the shareholder as capital assets. Capital gain or loss would be long-term if the shares were held for more than 12 months. Corporate shareholders may deduct capital losses in the year recognized only to the extent of capital gains recognized during such year. Unused capital losses of a corporation may be carried back three years and forward for five years, but may not be carried to any year in which they would create or increase a net operating loss. Individual shareholders may deduct capital losses to the extent of their capital gains, plus $3,000. Any unused capital loss may be carried forward indefinitely by individual taxpayers until the individual recognizes sufficient capital gains to absorb them or recognizes such losses at the rate of up to $3,000 per year. Capital losses may not be carried back by an individual.

         If approved, the liquidation and dissolution could result in more than one liquidating distribution to the shareholders. Each liquidating distribution would be first applied against the adjusted tax basis of each of a shareholder's shares and gain would be recognized with respect to a share only after an amount equal to the adjusted tax basis of such share has been fully recovered. Any losses with respect to a share could be recognized by a shareholder only after we have made our final distribution, if any, or after the last substantial liquidating distribution was determinable with reasonable certainty. As a consequence of the foregoing, shareholders that would realize losses under the plan would likely be prevented from recognizing such losses until the receipt of the final distribution.

         LIQUIDATING TRUST

         If we are not able to dispose of all of our assets within 24 months after shareholder approval of the liquidation and dissolution, or if it is otherwise advantageous or appropriate to do so, the board may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if we dispose of all of our assets within such 24-month period, it might be necessary to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. Under the Internal Revenue Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Internal Revenue Code nor the regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the Internal Revenue Service's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

         An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, each beneficiary will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, if the proposal for liquidation and dissolution is approved and if we ultimately employ a liquidating trust, each shareholder would be treated as having received a liquidating distribution equal to its share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and generally would recognize gain to the extent such value was greater than its basis in its shares, notwithstanding that it may not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, each shareholder would be required to take into account in computing its own taxable income its pro rata share of each item of income, gain and loss of the liquidating trust. Since shareholders would be treated as owning their respective shares of the liquidating trust's assets, they would be treated as directly engaging in the operations of the trust. As such, shareholders that are tax-exempt entities may realize "unrelated business taxable income" with respect to the trust's activities and foreign investors may be considered to receive income that is "effectively connected" with a U.S. trade or business. A full discussion of the consequences to tax-exempt and foreign shareholders of using a liquidating trust is beyond the scope of this document and any such shareholder should consult its own tax advisors.

         An individual shareholder who itemizes deductions would be entitled to deduct its pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the shareholder's other miscellaneous deductions, exceeded 2% of its adjusted gross income. A shareholder would also recognize taxable gain or loss when all or part of its pro rata portion of an asset is disposed of for an amount greater or less than its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss would be capital gain or loss so long as the shareholder held its interest in the assets as a capital asset.

         If a liquidating trust fails to qualify as such, its treatment will depend upon, among other things, the reasons for its failure to so qualify. It most likely would be taxable as a corporation. In such case, the liquidating trust itself would be subject to tax, and shareholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the board determines to make use of a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for federal income tax purposes.

         TAXATION OF NON-UNITED STATES SHAREHOLDERS

         Because liquidating distributions pursuant to the plan would be treated as paid in exchange for a shareholder's shares and not as dividends, no withholding on liquidating distributions would generally be required because of the Foreign Investment in Real Property Tax Act, commonly known as "FIRPTA."

         However, if our shares were to constitute United States real property interests in the hands of a non-U.S. shareholder, we would be required under section 1445(e)(3) of the Internal Revenue Code to withhold 10% of the gross amount of each liquidating distribution to such shareholder, even if the shareholder recognizes a loss on the distribution. In addition, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain or loss realized on the deemed sale of such shares resulting from the receipt of liquidating distributions, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% "branch profits" tax in the case of entities treated as foreign corporations for U.S. federal income tax purposes.

         If our shares are regularly traded on an established securities market at any time during the calendar year, the shares will not constitute United States real property interests with respect to any shareholder in such calendar year unless such shareholder has owned, actually or constructively under attribution rules, more than 5% of our outstanding shares at all times during the shorter of the period during which the shareholder has held its shares or the five-year period ending on the date that the liquidating distributions are received. Shares that are owned by a non-U.S. shareholder whose actual or constructive ownership of our outstanding shares has exceeded the 5% threshold described above, or shares owned by any non-U.S. shareholder if the shares are not regularly traded on an established securities market at any time during the calendar year, will be treated as United States real property interests unless, at all times during a prescribed testing period, either we have not been a "United States real property holding corporation" or we have been a "domestically controlled REIT." We will constitute a "United States real property holding corporation" with respect to a particular non-U.S. shareholder if, at any time during the five-year period preceding the distribution or shorter period that the shareholder has held its shares, the fair market value of our "United States real property interests" equals or exceeds 50% of the fair market value of such United States real property interests, its interests in real property located outside the United States, plus any other of its assets that are used or held for use in a trade or business. For this purpose, the term "United States real property interests" include any interest other than an interest solely as a creditor in real estate located within the United States or the Virgin Islands and in certain entities that own U.S. real estate. We will constitute a "domestically controlled REIT" only if, at all times during the five-year period preceding the distribution in question or shorter period that we have been in existence, we remain qualified as a REIT and less than 50% of the value of our shares is beneficially owned, directly or indirectly, by non-U.S. persons (taking into account as beneficial owners for this purpose those persons who are required to include dividends from us in taxable income for U.S. federal income tax purposes). Although we believe that we are a "domestically controlled REIT," no assurance can be given that we will remain a "domestically controlled REIT" because our shares are publicly traded.

         Although we will not be required to withhold against liquidating distributions to any non-U.S. shareholder unless our shares constitute United States real property interests with respect to such shareholder, a non-U.S. shareholder who is not subject to withholding nevertheless will be subject to U.S. federal income tax with respect to liquidating distributions under the following circumstances. First, if a non-U.S. shareholder's investment in our shares is effectively connected with the non-U.S. shareholder's U.S. trade or business, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to liquidating distributions, and if the non-U.S. shareholder is a corporation, it may also be subject to the branch profits tax. Second, if the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year in which the liquidating distributions are received and certain other conditions apply, the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. Finally, if we recognize gain from the disposition of a United States real property interest and remain qualified as a REIT, all of our non-U.S. shareholders could be subject to U.S. federal income tax on liquidating distributions under section 897(h)(1) of the Internal Revenue Code, which provides that any distribution by a REIT to a non-U.S. shareholder, to the extent attributable to gain from sales or exchanges by the REIT of United States real property interests, is treated as gain recognized by such non-U.S. shareholder from the sale or exchange of a United States real property interest.

         Non-U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving liquidating distributions, including the consequences that would apply if we were to contribute our assets to a liquidating trust.

         STATE AND LOCAL INCOME TAX

         Shareholders may also be subject to state or local taxes with respect to distributions they receive pursuant to the plan and should consult their tax advisors regarding these taxes.

SUMMARY OF THE AGREEMENT WITH AFFILIATES OF FARALLON CAPITAL MANAGEMENT, L.L.C.

         On July 5, 2000, affiliates of Farallon Capital Management, L.L.C. purchased a total of 1,500,111 of our common shares from AMRESCO, INC. and AMREIT Holdings, Inc. The purchase price was $12,520,944, which consisted of $12,750,944 less an illiquidity discount of $230,000, or approximately $8.3467 per share based on the net cash proceeds received by the sellers. The purchasers also agreed to pay AMRESCO, INC. additional consideration equal to 90% of the dividends or distributions we pay on our shares. The additional consideration is payable within five business days after the date that we make dividend or distribution payments. However, the purchasers are not required to pay any additional consideration until they have recouped the purchase price of $12,750,944 and received a 16% return on this amount. On July 5, 2000, the closing price of our shares was $10.4375.

         At the same time, the purchasers entered into an agreement with us. The material terms of this agreement are summarized below.

         Under the agreement, each of the purchasers agreed to vote all of the shares it beneficially owns in favor of the liquidation and dissolution, as the liquidation and dissolution are described in this proxy statement. Each purchaser also agreed not to transfer any such shares to any third party if the transfer would result in the third party owning in excess of 9.8% in value of our shares. Also, until October 30, 2000, if the purchasers transfer more than 5% of the outstanding shares to one person, group or entity, that person, group or entity must agree to be bound by the voting provisions in the agreement.

         Each purchaser also agreed that until the earlier to occur of July 5, 2001 or the date on which the board of trust managers terminates or abandons the plan of liquidation, that purchaser will not cause or permit any of its agents, employees or controlled affiliates to, directly or indirectly:

         o take specified actions relating to any business combination, restructuring, recapitalization or similar transaction involving us or any purchase of any of our securities or assets;

         o seek representation on the board of trust managers or otherwise seek to control our management, board or policies; or

         o permit the purchasers to become a beneficial owner of more than 18.19262% of our outstanding common shares.

         However, if shareholders do not approve the liquidation and dissolution prior to October 30, 2000, the provisions of the agreement will not apply from the earlier of the date on which the shareholders first vote on the liquidation and dissolution or October 30, 2000. In addition, nothing in the agreement prohibits the purchasers from exercising any and all rights and remedies that they may have as shareholders or otherwise, including taking any or all of the actions listed above, in the event of fraud, bad faith, willful misconduct, breach of fiduciary duty or self-dealing on the part of any member of our board or manager.

         The agreement also contains provisions under which the purchasers are prohibited from taking specified actions that may jeopardize our qualification as a REIT under the Internal Revenue Code.

GOVERNMENT APPROVALS

         Other than compliance with the provisions of the Texas Real Estate Investment Trust Act to effect the dissolution and withdrawals from the states in which we or our subsidiaries are registered to do business, we are not required to obtain any federal or state approvals or comply with any federal or state regulatory requirements in connection with the liquidation and dissolution.

NO DISSENTERS' RIGHTS

         Texas law does not provide dissenters' or appraisal rights with respect to the liquidation and dissolution.

REQUIRED VOTE

         The affirmative vote of the holders of at least two-thirds of our outstanding common shares is required to approve the liquidation and dissolution. Affiliates of Farallon Capital Management, L.L.C., which own a total of approximately 17.2% of our outstanding common shares, have entered into an agreement with us pursuant to which each of them has agreed to vote all of the shares it beneficially owns in favor of the liquidation and dissolution.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE LIQUIDATION AND DISSOLUTION.

                           ELECTION OF TRUST MANAGERS
                             (ITEM 2 ON PROXY CARD)

THE BOARD OF TRUST MANAGERS

         There are currently six members of the board of trust managers, one of which is affiliated with AMREIT Managers, L.P., our manager, one of which was so affiliated until April 1, 2000, and four of whom are independent trust managers. The board is divided into three classes. Each class consists of two trust managers, at least one of whom is an independent trust manager. An independent trust manager is defined in our bylaws as a person who is not one of our or our affiliates' officers or employees, or an affiliate of any of our advisors or managers. In addition, except for acting as a trust manager or as a director of any entity controlled by us, an independent trust manager cannot have performed more than a "de minimus" amount of service for us or had a material business relationship with AMREIT Managers or any other of our advisors or managers.

         The term of office of one class of trust managers expires each year at the annual meeting of shareholders. The initial term of office of the Class II trust managers will expire at this meeting and the initial term of the Class III trust managers will expire at our 2001 annual meeting of shareholders. The term of office of the Class I trust managers expires at the 2002 annual meeting of shareholders. Each trust manager of the class elected at each annual meeting of shareholders will hold office for a term of three years. However, if the liquidation and dissolution proposal is approved, the term of each trust manager will expire on the date that we file articles of dissolution.

INFORMATION CONCERNING TRUST MANAGERS

         At the meeting, you will be asked to elect two Class II trust managers, each to serve as a member of the board for a three-year term ending at the annual meeting of shareholders in 2003, or until his successor is duly elected or qualified, or until we file articles of dissolution. The board has selected each of the two current Class II trust managers as a nominee for election at the meeting. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the two nominees.

         Each nominee has consented to serve as a trust manager. The board has no reason to believe that either of the nominees will be unable to act as trust manager. However, if a nominee is unable to stand for re-election, the board may either reduce the size of the board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

         The following table sets forth certain information, as of April 1, 2000, concerning each nominee for election as a Class II trust manager and each of our other trust managers. All positions and offices with AMRESCO Capital Trust held by each trust manager and executive officer, as well as the principal positions held by each such person with AMRESCO, INC. and with AMREIT Managers, are indicated.


                                                                                      TRUST        YEAR
                                                                                      MANAGER      TERM        BOARD
NAME (AGE)                       RECENT BUSINESS EXPERIENCE                           SINCE        EXPIRES     COMMITTEES
----------                       --------------------------                           -------      -------     ----------
                                             CLASS I TRUST MANAGERS

Robert L. Adair III (56)         Mr. Adair has served as our Chief Executive          1998         2002        (a)(b)
                                 Officer since November 1998 and has served as
                                 our Chairman of the Board since our inception
                                 in 1998. From 1994 until March 31, 2000, Mr.
                                 Adair also served as a director, President and
                                 Chief Operating Officer of AMRESCO, INC. Mr.
                                 Adair served AMRESCO, INC. and its predecessors
                                 in various capacities since 1987. Mr. Adair is
                                 also a director of Stratus Properties, Inc.

John C. Deterding (67)           Mr. Deterding served as Senior Vice President        1998         2002        (a)(b)(d)
                                 and General Manager of the Commercial Real
                                 Estate Division of General Electric Capital
                                 Corporation from 1975 to June 1993. From
                                 November 1989 to June 1993, Mr. Deterding also
                                 served as Chairman of the General Electric Real
                                 Estate Investment Company, a privately-held
                                 REIT. From 1986 to 1993, Mr. Deterding served
                                 as a director of GECC Financial Corporation.
                                 Since retiring from General Electric Capital
                                 Corporation in June 1993, Mr. Deterding has
                                 worked as a private real estate consultant. He
                                 served as a director of Patriot American
                                 Hospitality Inc./Wyndham International, a
                                 publicly-held REIT (or its predecessors), from
                                 September 1995 to June 1999, and serves as a
                                 trustee of Fortress Investment Fund.

                                           CLASS II TRUST MANAGERS

Bruce W. Duncan (48)             Mr. Duncan was the Chairman, President and           1998         2000        (a)(b)(c)
                                 Chief Executive Officer of Cadillac Fairview
                                 Corporation Limited from 1995 until March 17,
                                 2000. Prior to joining Cadillac Fairview, Mr.
                                 Duncan worked for JMB Realty Corporation from
                                 1978 to 1992, where he served as Executive Vice
                                 President and a member of the Board of
                                 Directors. From 1992 to 1994, he was President
                                 and Co-Chief Executive Officer of JMB
                                 Institutional Realty Corporation. From 1994 to
                                 1995, he was with Blakely Capital, Inc. Mr.
                                 Duncan is a member of the Board of Trustees of
                                 Starwood Hotels and Resorts Worldwide, Inc. and
                                 is a member of the Board of Trustees of Kenyon

                                                                                      TRUST        YEAR
                                                                                      MANAGER      TERM        BOARD
NAME (AGE)                       RECENT BUSINESS EXPERIENCE                           SINCE        EXPIRES     COMMITTEES
----------                       --------------------------                           -------      -------     ----------

                                 College. He is also a member of the Board of Directors of the Canadian Institute of Public
                                 Real Estate Companies.

Robert H. Lutz, Jr. (50)         From May 1994, Mr. Lutz has served as Chief          1998         2000        (a)
                                 Executive Officer of AMRESCO, INC. From May
                                 1994 until March 31, 2000, Mr. Lutz also served
                                 as Chairman of the Board of AMRESCO, INC. Mr.
                                 Lutz also is a director of Felcor Lodging
                                 Trust, a publicly-traded REIT.

                                             CLASS III TRUST MANAGERS

Christopher B. Leinberger (49)   Mr. Leinberger has been Managing Director and        1998         2001        (a)(c)(d)
                                 co-owner of Robert Charles Lesser & Co. since
                                 1982. Mr. Leinberger is also a partner in
                                 Arcadia Land Company. Mr. Leinberger is the
                                 Chair of the Board of the College of Santa Fe.

James C. Leslie (44)             Mr. Leslie has served as President and Chief         1998         2001        (b)(c)(d)
                                 Operating Officer of The Staubach Company since
                                 1996, and as a director of The Staubach Company
                                 since 1988. Mr. Leslie was President of
                                 Staubach Financial Services from January 1992
                                 until February 1996. Mr. Leslie is also
                                 President and a board member of Wolverine
                                 Holding Company, and serves on the boards of
                                 Stratus Properties, Inc. and the North Texas
                                 Chapter of the Arthritis Foundation.

----------

(a)      Member of the Executive Committee
(b)      Member of the Investment Committee
(c)      Member of the Audit Committee
(d)      Member of the Compensation Committee

REQUIRED VOTE

         Each nominee must be reelected by the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

MEETINGS OF THE BOARD AND COMMITTEES

         Our business is managed under the direction of the board of trust managers. The board meets on a regularly scheduled basis to review significant developments affecting us and to act upon matters requiring board approval. It holds special meetings when an important matter requires board action between scheduled meetings. The board held ten meetings during 1999. All trust managers attended at least 75% of the meetings of the board and committees on which they served during 1999.

COMMITTEES OF THE BOARD OF TRUST MANAGERS

         The board has an executive committee, an audit committee, a compensation committee and an investment committee. Members of these committees generally are elected annually at the regular meeting of the board immediately following the annual meeting of shareholders.

         The executive committee consists of Messrs. Adair (Chairman), Deterding, Duncan, Leinberger and Lutz. Subject to various limitations specified by our declaration of trust or bylaws and the Texas Real Estate Investment Trust Act, the executive committee is authorized to exercise the powers of the board when the board is not in session. The executive committee did not hold any meetings during 1999.

         The audit committee consists of Messrs. Leinberger, Leslie (Chairman) and Duncan. The functions of the audit committee include the following:

         o reviewing the independence and performance of the independent public accountants;

         o recommending to the board the appointment or termination of the independent public accountants;

         o consulting with the independent public accountants concerning their audits of our financial statements;

         o reviewing the presentation of our financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit;

         o reviewing the range of services provided by the independent public accountants; and

         o approving the types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of the public accountants.

         The audit committee is required by our bylaws to have at least two members and each member must be an independent trust manager. All of the current members of the audit committee are independent trust managers. The audit committee held two meetings during 1999.

         The compensation committee consists of Messrs. Deterding, Leinberger (Chairman) and Leslie. The functions of the compensation committee include making recommendations to the board regarding compensation for our executive officers and administering our 1998 Share Option and Award Plan. The compensation committee must be comprised of two or more members, each of whom must be an independent trust manager. All of the current members of the compensation committee are independent trust managers. The compensation committee held one meeting during 1999.

         The investment committee consists of Messrs. Adair, Deterding (Chairman), Duncan and Leslie. The functions of the investment committee are to review, approve and authorize all investments that we make, which, in accordance with our guidelines, require approval of the board, and to review, modify and approve modifications to our investment guidelines. In addition, the investment committee is required to review and approve any acquisition of investments from, or coinvestments with, AMRESCO, INC. or any of its affiliates that is not otherwise submitted to the full board for consideration. The investment committee did not hold any meetings during 1999.

         We do not have a nominating or other standing committee. The entire board performs the functions customarily attributable to a nominating committee.

COMPENSATION OF TRUST MANAGERS

         In lieu of the cash payment of fees to independent trust managers for attendance at the regularly scheduled board meetings, in May 1999, we granted to each independent trust manager 2,250 restricted common shares. In addition, in 1999, we paid each independent trust manager $1,000 for each special meeting of the board he attended.

         During the period from February 1999 to February 2000, we granted dividend equivalent rights to the trust managers. During this period, each trust manager received quarterly cash payments equal to our per share dividend, excluding that portion of a declared dividend that represented a return of capital to shareholders, multiplied by the number of common shares such trust manager was eligible to purchase under options that were vested at the time the dividend payment was declared. A total of $60,950 has been paid to trust managers under this program. On February 24, 2000, the board terminated this program. As a result, no dividend equivalent payments will be made on vested options after January 27, 2000, the date that we made the dividend equivalent payment relating to our 1999 fourth quarter dividend.

         The following summarizes the grants and payments to each trust manager for his service in 1999:

                                                   RESTRICTED SHARES                              DIVIDEND EQUIVALENT
TRUST MANAGER                                           GRANTED                FEES PAID              RIGHTS PAID
-------------                                      -----------------           ---------          -------------------
Robert L. Adair III                                         --                       --                 $11,925
John C. Deterding                                        2,250                   $6,000                 $ 5,300
Bruce W. Duncan                                          2,250                   $5,000                 $ 5,300
Mark D. Gibson                                              --                       --                 $15,900
Christopher B. Leinberger                                2,250                   $6,000                 $ 5,300
James C. Leslie                                          2,250                   $6,000                 $ 5,300
Robert H. Lutz, Jr.                                         --                       --                 $11,925

         On March 29, 2000, the board determined to instead pay each independent trust manager an annual fee of $20,000, payable quarterly in advance, plus $1,000 for each special meeting of the board he attends. The board believed that this should be easier and less expensive to administer and should be less dilutive to shareholders' distributions in the liquidation. Accordingly, the board believed that this change in compensation was in the best interests of our shareholders.

         As of March 31, 2000, Robert L. Adair III, our Chairman of the Board and Chief Executive Officer, was no longer affiliated with either AMRESCO, INC. or AMREIT Managers. As a result, on March 29, 2000, the board approved the payment to Mr. Adair of an annual fee of $60,000, payable quarterly in advance beginning April 1, 2000, for his services as our Chairman of the Board of Trust Managers and Chief Executive Officer.

         The following summarizes the expected payments to each independent trust manager and Mr. Adair for his service in 2000:

TRUST MANAGER                           ANNUAL BOARD FEES                 MEETING FEES                   OTHER FEES
-------------                           -----------------                 ------------                   ----------
Robert L. Adair III                            n/a                            n/a                         $60,000
John C. Deterding                            $20,000          $1,000 per special meeting attended           n/a
Bruce W. Duncan                              $20,000          $1,000 per special meeting attended           n/a
Christopher B. Leinberger                    $20,000          $1,000 per special meeting attended           n/a
James C. Leslie                              $20,000          $1,000 per special meeting attended           n/a

         We do not separately compensate trust managers who are affiliated with us or AMREIT Managers, other than through our 1998 Share Option and Award Plan and, from February 1999 to February 2000, through dividend equivalent payments relating to vested options. We reimburse all trust managers for their costs and expenses in attending board and committee meetings.

         Immediately after the closing of our initial public offering, we granted each independent trust manager options to purchase 20,000 common shares at $15.00 per share, which was the initial public offering price. We granted each of Messrs. Adair and Lutz, who were affiliated with us, options to purchase 45,000 common shares at $15.00 per share. These options vest 25% on each of the four anniversaries following the date of grant.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No trust manager who served on the compensation committee during 1999 was:

         o one of our or our affiliates' officers or employees during 1999;

         o        one of our or our affiliates' former officers; or

         o a party to any material transaction described below under "Certain Relationships and Related Transactions."

         None of our or our affiliates' officers served as a member of the compensation committee or similar committee or board of directors of any entity whose members served on our compensation committee.

                             AUDIT COMMITTEE REPORT

         The board of trust managers has adopted a written charter for the audit committee.

         The members of the audit committee are independent, as independence is defined in Rule 4200(a) of the National Association of Securities Dealers' listing standards.

         The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The audit committee has received the Written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence. Based upon the reviews and discussions, the audit committee recommended to the board of trust managers that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 for filing with the SEC.

         This section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

         This audit committee report is given by the following members of the audit committee:

                                                  Christopher B. Leinberger
                                                  James C. Leslie
                                                  Bruce W. Duncan

                               EXECUTIVE OFFICERS

         Our executive officers serve at the discretion of the board and are elected annually by the board at a meeting held following each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier.

         The following table lists the names and ages of our executive officers and the position held by and recent business experience of each individual.

NAME                       AGE     POSITION                            RECENT BUSINESS EXPERIENCE
----                       ---     --------                            --------------------------
Robert L. Adair III        56      Chairman of the Board of Trust      See "Election of Trust Managers -- Information
                                   Managers and Chief Executive        concerning trust managers" above.
                                   Officer (November 1998 to
                                   present)

NAME                       AGE     POSITION                            RECENT BUSINESS EXPERIENCE
----                       ---     --------                            --------------------------
Jonathan S. Pettee         41      President and Chief Operating       Prior to November 1998, Mr. Pettee served as our
                                   Officer of AMRESCO Capital          and AMREIT Managers' Executive Vice President and
                                   Trust and AMREIT Managers,          L.P. Chief Operating Officer. From 1996 to March 1998,
                                   (November 1998 to present)          Mr. Pettee was responsible for mortgage product
                                                                       development, capital raising and management of a
                                                                       non-investment grade portfolio of commercial
                                                                       mortgage-backed securities for our affiliates.
                                                                       Effective April 1, 2000, Mr. Pettee also became the
                                                                       Executive Vice President and Chief Financial Officer
                                                                       of AMRESCO, INC. Mr. Pettee has over fourteen years of
                                                                       experience in corporate finance, fixed income and real
                                                                       estate. From 1995 to 1996, Mr. Pettee was Managing
                                                                       Director for BBC Investment Advisors, a joint venture
                                                                       between Back Bay Advisors and Copley Real Estate
                                                                       Advisors. At BBC, Mr. Pettee managed an investment
                                                                       grade portfolio of commercial mortgage-backed
                                                                       securities. Mr. Pettee has held previous positions as
                                                                       Managing Director at Copley Real Estate Advisors (1992
                                                                       to 1994), where he was responsible for managing the
                                                                       external financing activities for Copley's
                                                                       institutional funds, and as Senior Associate at Morgan
                                                                       Stanley Realty (1986 to 1992), where he executed sale,
                                                                       financing and investment banking transactions for the
                                                                       firm's clients. Mr. Pettee has a B.S. degree in
                                                                       Mechanical Engineering from Cornell University and a
                                                                       M.B.A. degree from the Harvard Business School.

David M. Striph            41      Executive Vice President and        Mr. Striph is responsible for the day-to-day management
                                   Chief Investment Officer of         of our investments, other than commercial mortgage-backed
                                   AMRESCO Capital Trust               securities, and will be primarily responsible for the
                                   (February 2000 to present)          liquidation of our mortgage loan assets and our equity
                                                                       investments in real estate. Mr. Striph has served as
                                                                       one of our executive officers since November 1998. His
                                                                       primary responsibilities have included nationwide
                                                                       business development and management of the staff
                                                                       responsible for the origination, underwriting and
                                                                       portfolio management of high-yield commercial real
                                                                       estate mortgages and equity investments. Mr. Striph
                                                                       was the Western Division Manager for AMRESCO, INC.'s
                                                                       Real Estate Structured Finance Group from December
                                                                       1996 until August 1998. Mr. Striph has been employed
                                                                       by AMRESCO, INC. since 1994 serving in various
                                                                       positions within the Asset Management/Loan Workout
                                                                       division. Mr. Striph has over 15 years of real estate
                                                                       lending/banking experience including owning a
                                                                       commercial mortgage brokerage company for five years.

NAME                       AGE     POSITION                            RECENT BUSINESS EXPERIENCE
----                       ---     --------                            --------------------------
Michael L. McCoy           44      Senior Vice President, General      From February 1996 to March 31, 2000, Mr. McCoy also
                                   Counsel and Secretary of            served as Assistant General Counsel of AMRESCO, INC.
                                   AMRESCO Capital Trust  to           Mr. McCoy was employed by AMRESCO, INC. in 1989 and
                                   (January 1998 present)              is now with the law firm of Akin, Gump, Strauss, Hauer
                                                                       & Feld, L.L.P.

Thomas R. Lewis II         37      Senior Vice President, Chief        From our inception until February 2000, Mr. Lewis
                                   Financial and Accounting Officer    served as our and AMREIT Managers' Vice President
                                   and Controller of AMRESCO           and  Controller. Mr. Lewis  has been employed by
                                   Capital Trust and  AMREIT           AMRESCO, INC. since November 1995. From 1993 to
                                   Managers,  L.P. (February 2000 to   1995, Mr. Lewis was Vice President-Finance for
                                   present)                            Acacia Realty Advisors, Inc.

                                  RELATIONSHIPS

         There are no family relationships among any of our trust managers or executive officers. Except as specified in the biographical information in this document, none of our trust managers hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or pursuant to Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any trust manager or executive officer and any other person pursuant to which that trust manager or executive officer was selected.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires our officers and trust managers, and persons who beneficially own more than 10% of our common shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, trust managers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to us and representations from the officers and trust managers, we believe that all
Section 16(a) filing requirements with respect to fiscal 1999 applicable to our officers, trust managers and greater than 10% beneficial owners were satisfied by such persons.

                             EXECUTIVE COMPENSATION

         We do not pay a salary or bonus to our executive officers, nor do we provide any other compensation or incentive programs to our executive officers, other than grants from time to time of share options under our option plan and related dividend equivalent payments.

         During the period from February 1999 to February 2000, we granted dividend equivalent rights to persons employed by us or by AMREIT Managers or otherwise involved in our business, excluding those options held by AMREIT Managers. During this period, each such person received quarterly cash payments equal to our per share dividend, excluding that portion of a declared dividend that represented a return of capital to shareholders, multiplied by the number of common shares such person was eligible to purchase under options that were vested at the time the dividend payment was declared. On February 24, 2000, the board terminated this program. As a result, no dividend equivalent payments will be made on vested options after January 27, 2000, the date that we made the dividend equivalent payment relating to our 1999 fourth quarter dividend.

         AMREIT Managers, at its expense, provides all personnel necessary to conduct our regular business. AMREIT Managers receives various fees and cost reimbursements for advisory and other services it provides to us under the terms of the management agreement. Excluding compensation associated with share option awards and related dividend equivalent payments, AMREIT Managers pays all salaries, bonuses and other compensation to our executive officers. For a description of the management agreement, see "Certain Relationships and Related Transactions -- The manager" below.

         Since the only forms of compensation we have provided to our executive officers are awards of share options and related dividend equivalent rights, the named executive officers in the following tables were determined based upon the number of share options granted. We have not granted any share appreciation rights.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation           Long-Term Compensation
                                                         --------------------------- ----------------------------------
                                                                                                 Number of   Long-Term
                                                                           Other     Restricted  Securities  Incentive
                   Name                                                    Annual       Stock    Underlying     Plan     All Other
                   and                                   Salary  Bonus  Compensation    Awards  Options/SARs  Payouts   Compensation
            Principal Position                     Year    ($)    ($)        ($)        ($)       Granted       ($)        ($)(1)
-------------------------------------------        ----- ------  -----  ------------ ---------- ------------ ---------- ------------
Robert L. Adair III, Chairman of the                1999     --     --            --         --           --         --       11,925
   Board of Trust Managers and Chief                1998     --     --            --         --       45,000         --           --
   Executive Officer


Jonathan S. Pettee, President and                   1999     --     --            --         --           --         --        7,950
   Chief Operating Officer                          1998     --     --            --         --       30,000         --           --


Michael L. McCoy, Senior Vice President,            1999     --     --            --         --           --         --        3,975
   General Counsel and Secretary                    1998     --     --            --         --       15,000         --           --


David M. Striph, Executive Vice President           1999     --     --            --         --           --         --        1,860
   and Chief Investment Officer                     1998     --     --            --         --       10,000         --           --


Thomas R. Lewis II, Senior Vice President, Chief    1999     --     --            --         --           --         --        1,590
   Financial and Accounting Officer and Controller  1998     --     --            --         --        6,000         --           --

(1) All other compensation is comprised solely of non-preferential dividend equivalents earned by the executive officers. Dividend equivalents were paid to the executive officers on August 16, 1999, November 15, 1999 and January 27, 2000. The payments made on these dates totaled the amounts shown above.

                     SHARE OPTION/SAR GRANTS IN FISCAL 1999

     During fiscal 1999, we did not grant any share options or share appreciation rights to our executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         None of the named executive officers has exercised any options.

                                Number of Securities Underlying       Value of Unexercised
                                     Unexercised Options at          In-the-Money Options
                                        December 31, 1999          at December 31, 1999 ($)
                                -------------------------------- -----------------------------
             Name                 Exercisable     Unexercisable   Exercisable   Unexercisable
  ---------------------------   ----------------- -------------- ------------- ---------------
  Robert L. Adair III                 11,250          33,750          --              --
  Jonathan S. Pettee                   7,500          22,500          --              --
  Michael L. McCoy                     3,750          11,250          --              --
  David M. Striph                      2,500           7,500         620           1,860
  Thomas R. Lewis II                   1,500           4,500          --              --

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During 1999, the compensation committee generally determined the compensation of our executive officers. When appropriate, the compensation committee seeks advice and considers recommendations from executive compensation consultants.

         AMREIT Managers pays our executive officers' salaries and bonuses. Accordingly, the compensation committee's responsibilities have been limited to those involving share-based compensation matters.

         The 1998 Share Option and Award Plan was designed to provide a means of competitive, long-term performance-based compensation, which closely aligns our shareholders' interests with those of our executive officers. Share option awards are intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effective leadership. The number of share options granted to each executive officer is based upon corporate performance and the level of responsibility, contribution and performance of the particular officer.

         During 1999, we did not grant any share options to any executive officer.

         Options granted under the share option plan generally have an exercise price equal to the market price of our common shares on the date that the option is granted. Option grants typically vest 25% on each of the four anniversaries following the date of grant.

         During the period from February 1999 to February 2000, we granted dividend equivalent rights to persons employed by us or by AMREIT Managers or otherwise involved in our business, excluding those options held by AMREIT Managers. During this period, each such person received quarterly cash payments equal to our per share dividend, excluding the portion of a declared dividend that represented a return of capital to shareholders, multiplied by the number of common shares such person was eligible to purchase under options that were vested at the time the dividend payment was declared. On February 24, 2000, the board terminated this program. As a result, no dividend equivalent payments will be made on vested options after January 27, 2000, the date that we made the dividend equivalent payment relating to our 1999 fourth quarter dividend.

         This section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

                                           Compensation Committee

                                           John C. Deterding
                                           Christopher B. Leinberger
                                           James C. Leslie

                          SHAREHOLDER RETURN COMPARISON

         Our common shares commenced trading on the Nasdaq Stock Market on May 7, 1998. Set forth below is a line graph comparing, for the period from May 7, 1998 through December 31, 1999, total shareholder return on our common shares with that of the Nasdaq Composite Index and a "mortgage" REIT index provided by the National Association of Real Estate Investment Trusts. At December 31, 1999 and 1998, the mortgage REIT index was comprised of 26 and 24 mortgage REITs, respectively. We were one of the companies included in the mortgage REIT index in both 1999 and 1998. Upon request, we will provide to any shareholder the names of the companies comprising the mortgage REIT index.

         The graph assumes that the common shares were acquired at the initial public offering price of $15.00 per share and that the value of the investment in each of the common shares and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The share price performance reflected in the graph below is not necessarily indicative of future performance.

                              AMRESCO CAPITAL TRUST
                            Total Return Performance


                                    [GRAPH]

                                    May      December   December
                                    1998       1998       1999
                                  --------   --------   --------
AMRESCO Capital Trust             $ 100.00   $  68.31   $  72.25
Nasdaq Composite Index            $ 100.00   $ 120.35   $ 218.07
NAREIT Mortgage REIT Index        $ 100.00   $  69.99   $  46.74

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         On August 17, 2000, there were 10,015,111 of our common shares outstanding. The following table sets forth, as of August 17, 2000, the ownership of our common shares for the following:

         o each person known by us to be the beneficial owner of more than 5% of our common shares;

         o        each trust manager;

         o        each named executive officer; and

         o        all trust managers and executive officers as a group.

         Unless otherwise indicated in the footnotes, all such common shares are owned directly and the indicated person has sole voting and investment power with respect to the shares.

         Unless otherwise noted, the mailing address for each person identified below is c/o AMRESCO Capital Trust, 700 North Pearl Street, Suite 1900, Dallas, Texas 75201.

                                                                                         Percentage of
                                                              Amount and Nature of       Common Shares
                    Name of Beneficial Owner (1)              Beneficial Ownership    Beneficially Owned
          -------------------------------------------------  ----------------------  --------------------
          Farallon Capital Management, L.L.C. .............        1,722,011 (2)             17.2%
          FMR Corp. .......................................        1,273,394 (3)             12.7%
          John C. Deterding ...............................           13,750 (4)               *
          Bruce W. Duncan .................................           27,450 (4)               *
          Christopher B. Leinberger .......................           19,000 (4)               *
          James C. Leslie .................................           18,750 (4)               *
          Robert H. Lutz, Jr. .............................           32,500 (5)               *
          Robert L. Adair III .............................          102,500 (6)              1.0%
          Jonathan S. Pettee ..............................           22,000 (7)               *
          Michael L. McCoy ................................           10,500 (8)               *
          David M. Striph .................................            4,250 (9)               *
          Thomas R. Lewis II ..............................            4,000 (10)              *
          All trust managers and executive officers as a
             group (10 persons) ...........................          254,700 (11)             2.5%

----------
* Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner's percentage ownership was determined by assuming that options that are held by such person, but not those held by any other person, that are exercisable within 60 days have been exercised.

(2) The information set forth above is based solely on the Schedule 13D filed with the SEC on July 13, 2000 by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Freid, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly. In such Schedule 13D, Farallon Capital Partners, L.P. reported that it had voting and shared dispositive power over 627,211 shares, Farallon Capital Institutional Partners, L.P. reported that it had sole voting and shared dispositive power over 616,800 shares, Farallon Capital Institutional Partners II, L.P. reported that it had shared voting power and shared dispositive power over 214,700 shares, Farallon Capital Institutional Partners III, L. P. reported that it had shared voting power and shared dispositive power over 128,000 shares, Tinicum Partners, L.P. reported that it had shared voting power and shared dispositive power over 3,400 shares, RR Capital Partners, L.P. reported that it had shared voting power and shared dispositive power over 60,000 shares, Farallon Capital Management, L.L.C. reported that it had shared voting power and shared dispositive power over 71,900 shares, Farallon Partners, L.L.C. reported that it had shared voting power and shared dispositive power over 1,650,111 shares and Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Freid, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark
         C. Wehrly each reported that he or she had shared voting power and shared dispositive power over 1,722,011 shares. The business address of all such persons is One Maritime Plaza, Suite 1325, San Francisco, California 94111, except the address of Enrique H. Boilini is c/o Farallon Capital Management, L.L.C., 75 Holly Hill Lane, Greenwich, Connecticut 06830.

(3) The information set forth above is based solely on the Schedule 13G filed by FMR Corp. with the SEC on February 14, 2000. FMR Corp. reported that, through its subsidiaries, it had sole dispositive power with respect to all such shares and sole voting power with respect to 348,494 of such shares. FMR Corp. is the parent holding company of an investment management company registered under Section 203 of the Investment Advisers Act of 1940 that provides investment advisory and management services to its clients. FMR Corp. disclaims investment power or voting power over any of the securities referenced above. However, it may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)      Includes options to purchase 10,000 common shares.

(5) Includes options to purchase 22,500 common shares. Excludes 5,000 shares that are owned by Mr. Lutz's spouse as to which Mr. Lutz disclaims ownership.

(6)      Includes options to purchase 22,500 common shares.

(7)      Includes options to purchase 15,000 common shares.

(8)      Includes options to purchase 7,500 common shares.

(9)      Includes options to purchase 4,000 common shares.

(10)     Includes options to purchase 3,000 common shares.

(11)     Includes options to purchase 114,500 common shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE MANAGER

         Under the terms of a management agreement dated as of May 12, 1998 and subject to the direction and oversight of our board of trust managers, our day-to-day operations are managed by AMREIT Managers, L.P., an affiliate of AMRESCO, INC. For its services, AMREIT Managers has been entitled to receive the following:

         o a base management fee equal to 1% per year of our average invested non-investment grade assets and 0.5% per year of our average invested investment grade assets, payable quarterly in arrears;

         o incentive compensation in an amount equal to 25% of the dollar amount by which our funds from operations (as defined by the National Association of Real Estate Investment Trusts) plus gains and minus losses from debt restructurings and sales of property, as adjusted, exceeds the 10-year U.S. treasury rate plus 3.5%, payable quarterly in arrears; and

         o reimbursement for the manager's costs of providing specified due diligence and professional services to us.

         The following table summarizes the amounts charged to us by AMREIT Managers since May 12, 1998:

                                                                                               Period from May 12, 1998
                                                 Six months ended          Year ended                   through
                                                  June 30, 2000         December 31, 1999          December 31, 1998
                                                 ----------------       -----------------      ------------------------
         Base management fees                       $  998,000              $ 2,066,000               $ 835,000
         Incentive compensation                             --                       --                      --
         Reimbursable expenses                          20,000                  192,000                 140,000
         Operating deficit reimbursements                   --                      n/a                     n/a
                                                    ----------              -----------               ---------
                       Total                        $1,018,000              $ 2,258,000               $ 975,000
                                                    ==========              ===========               =========

         AMREIT Managers has options to purchase 1,000,011 common shares, 70% of which are exercisable at $15.00 per share and the remaining 30% of which are exercisable at $18.75 per share. The options vest ratably over a four-year period commencing on the first anniversary of the date of grant.

         The current term of the management agreement expires on May 12, 2001. The management agreement may be renewed at the end of each term for a period of one year, upon review and approval by a majority of our independent trust managers. If the independent trust managers do not vote to terminate or renew the management agreement at least 90 days prior to the end of the then current period, the management agreement will automatically renew for a one-year period. The manager has the right to terminate the management agreement upon 180 days prior written notice to us. We have the right to terminate the management agreement upon 90 days prior written notice to the manager. Prior to the amendment described below, upon a termination of the management agreement without cause, we were obligated to pay the manager a termination fee equal to the sum of the base management fee plus any incentive compensation earned by the manager during the four calendar quarters immediately preceding the termination.

         On March 29, 2000, the board of trust managers approved modifications to AMREIT Managers' compensation in response to our changed business strategy. The new fee structure eliminates both incentive fee compensation and termination fees if the management agreement is terminated. In addition to its base management fee, AMREIT Managers will receive reimbursement for any of its quarterly operating deficits beginning on April 1, 2000. These reimbursements will be equal to any excess of AMREIT Managers' operating costs, which principally include personnel and general and administrative expenses, over the sum of its base management fees and any other fees that AMREIT Managers receives from sources other than us. Currently, AMRESCO, INC., through AMREIT Managers, employs six people who are fully dedicated to us. Additionally, one of AMRESCO, INC.'s executive officers allocates his time, as necessary, to us. As part of the modification, AMREIT Managers is no longer entitled to receive incentive compensation. Also as part of the modifications, AMREIT Managers is no longer entitled to receive a termination fee if we terminate the management agreement without cause, including a termination resulting from our liquidation and dissolution. During the period from January 1, 2000 through March 31, 2000, AMREIT Managers was entitled to receive the fees and reimbursements provided for under the original terms of the management agreement.

RIGHT OF FIRST REFUSAL/CORRESPONDENT AGREEMENT

         We and AMRESCO, INC. have entered into a right of first refusal agreement under which AMRESCO, INC. agreed, subject to limited exceptions, not to and not to permit any of its affiliates to invest in the following:

         o the first $100 million of mortgage loans that meet our investment criteria and objectives that are identified by or to AMRESCO, INC. or any of its affiliates during any calendar quarter;

         o all mortgage-backed securities, other than mortgage-backed securities issued in securitizations sponsored in whole or in part by AMRESCO, INC. or any of its affiliates.

         Additionally, we have entered into a correspondent agreement with Holliday Fenoglio Fowler, L.P., which was an affiliate of AMRESCO, INC. until March 17, 2000, at which time its assets and several of AMRESCO, INC.'s other business platforms were purchased by Lend Lease (US) Services, Inc. At the closing, Lend Lease established a new limited partnership and transferred all of Holliday Fenoglio Fowler's assets into the new partnership. The correspondent agreement was assigned to the new partnership in this transaction. Under the correspondent agreement, Holliday Fenoglio Fowler endeavors to present to us investment opportunities that meet our investment criteria and objectives. We are not obligated to pay any fees or commissions, or reimbursement of expenses, to Holliday Fenoglio Fowler in connection with any investment opportunity presented to us under this agreement. This agreement is non-exclusive. Either we or Holliday Fenoglio Fowler may enter into similar agreements with other parties, including those that are competitors of the other.

TRANSACTIONS WITH AFFILIATES OF AMRESCO, INC.

         Until July 5, 2000, AMREIT Holdings, Inc., a wholly-owned subsidiary of AMRESCO, INC., owned 1,500,011 of our common shares, or approximately 15% of the outstanding shares. AMREIT Holdings, Inc. acquired 1,000,011 shares at $15.00 per share in a private placement and acquired the remaining 500,000 shares through our initial public offering. Until July 5, 2000, AMRESCO, INC. owned 100 common shares. It acquired these shares on February 2, 1998 in connection with our initial capitalization. On July 5, 2000, AMREIT Holdings and AMRESCO, INC. sold all of these shares to affiliates of Farallon Capital Management, L.L.C.

         At the commencement of our operations on May 12, 1998, we acquired two loans from AMRESCO Funding Corporation, a wholly-owned subsidiary of AMRESCO, INC. These loans had been originated by AMRESCO Funding on February 20, 1998 and March 30, 1998. The purchase price was $5.4 million and equated to the following:

         o the outstanding principal balance of the loans as of the date of purchase, plus

         o        accrued and unpaid interest to the date of purchase, less

         o        the unamortized portion of the related loan commitment fees.

         On September 30, 1998, we acquired eight loans from AMRESCO Commercial Finance, Inc., a wholly-owned subsidiary of AMRESCO, INC., for an aggregate cash purchase price of $34.3 million. The eight loans were acquired at a price that equated to the outstanding principal balance of the loans as of the date of purchase, plus accrued and unpaid interest to the date of purchase. Immediately following the purchase, we sold to AMRESCO Commercial Finance a contractual right to collect from us an amount equal to the economic equivalent of all amounts collected from five of the loans in excess of the following:

         o        $17.9 million; and

         o a return on this amount, or so much of it as was outstanding from time to time, equal to 12% per year.

         The aggregate cash sales price for these contractual rights was $5 million.

         On January 14, 1999, and in accordance with the terms of its contract with us, AMRESCO Commercial Finance purchased one of the loans that it had previously sold to us that was more than 30 days past due. The proceeds, totaling $4.6 million, were applied as a reduction of the amount upon which we earned a 12% return, as described above. The sales price equated to our net investment in the loan at the sale date under the terms of the originally negotiated agreement. On November 1, 1999, in accordance with the terms of its contract with us, AMRESCO Commercial Finance acquired the then remaining loans pursuant to the terms of the originally negotiated agreement. In connection with this most recent sale, amounts due to AMRESCO Commercial Finance totaling $5.8 million were fully extinguished. Additionally, AMRESCO Commercial Finance's contingent reimbursement obligations were satisfied.

         Holliday Fenoglio Fowler, through the correspondent agreement described above, presents to AMRESCO on a non-exclusive basis investment opportunities meeting specified criteria. Mark D. Gibson, who was a member of our board through February 24, 2000 is also an executive managing director of Holliday Fenoglio Fowler. Mr. Gibson also served on the executive committee of AMRESCO, INC. until March 2000. During 1999, Holliday Fenoglio Fowler represented two of our borrowers and four of our subsidiary partnerships in the closing of transactions with us. In each case, the borrower or the subsidiary partnership in the specific transaction paid a fee to Holliday Fenoglio Fowler for its services in accordance with the terms of a separate agreement with Holliday Fenoglio Fowler. Other than as described above, we had no obligation, agreement or understanding with Holliday Fenoglio Fowler to pay it any fee or other compensation in connection with any transaction involving us. However, in the borrower transactions, some or all of the fees may have been paid out of the loan proceeds advanced to the borrower by us. In the subsidiary partnership transactions, some or all of the fees may have been paid out of the proceeds from the capital contributions made to the partnerships by us. In connection with transactions we closed, Holliday Fenoglio Fowler received a total of $531,823 in fees in 1999. Mr. Gibson did not receive any compensation in connection with these closings.

AGREEMENT WITH AFFILIATES OF FARALLON CAPITAL MANAGEMENT, L.L.C.

         On July 5, 2000, we entered into an agreement with affiliates of Farallon Capital Management, L.L.C. The material terms of this agreement are summarized above under "Approval of the Liquidation and Dissolution - Summary of the agreement with affiliates of Farallon Capital Management, L.L.C."

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

         The board has selected Deloitte & Touche LLP as our independent public accountants for 2000.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of our common shares represented in person or by proxy at the meeting is required to approve this proposal.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                              SHAREHOLDER PROPOSALS

         If the proposal for our liquidation and dissolution is approved at the meeting, we do not intend to hold another annual shareholder meeting. If we hold an annual meeting in 2001, and if a shareholder desires to present any proposal for consideration at that meeting, the shareholder must, in addition to meeting other applicable requirements, mail such proposal to us so that it is received at our executive offices not later than December 10, 2000.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         We make "forward-looking" statements in this document and in the documents incorporated by reference into this document within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as "believes," "will," "anticipates," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. These forward-looking statements reflect our current views about our plans, strategies and prospects, which are based on the information currently available to us and on assumptions that we have made.

         Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that we will achieve the plans, intentions or expectations. We have discussed elsewhere in this document some important risks, uncertainties and contingencies that could cause our actual results to be materially different from the forward-looking statements we make in this document and in the documents we incorporate by reference into this document.

         Except for our ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any material we file with the Securities and Exchange Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also inspect all reports, proxy statements and other information we filed with the Nasdaq Stock Market at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

         SEC FILING (FILE NO. 1-14029)                        PERIOD
         -----------------------------                        ------
         Annual Report on Form 10-K, as amended               Year ended December 31, 1999
               by Amendment No. 1
         Quarterly Reports on Form 10-Q                       Quarters ended March 31, 2000 and June 30, 2000
         Current Reports on Form 8-K                          Filed on January 6, 2000, March 30, 2000 and July 6,
                                                              2000

         We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the date of the meeting of shareholders.

         We are sending you along with this proxy statement our 1999 Annual Report to Shareholders, which report comprises our Annual Report on Form 10-K, as amended, for the year ended December 31, 1999. You can obtain any of the incorporated documents by contacting us. We will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless we have specifically incorporated by reference the exhibit in this document.

         Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the following:

                           Thomas R. Lewis II
                           AMRESCO Capital Trust
                           700 North Pearl Street, Suite 1900
                           LB 342
                           Dallas, Texas  75201
                           Telephone:       (214) 953-7700
                                            (800) 966-7887
                           Facsimile:       (214) 720-1528

         If you would like to request documents from us, including any documents we may subsequently file with the SEC before the meeting, please do so by September 19, 2000 so that you will receive them before the meeting.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE PROPOSALS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED AUGUST 22, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY OTHER DATE, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                       By Order of the Board of Trust Managers,

                                       /s/ MICHAEL L. MCCOY

                                       Michael L. McCoy
                                       Secretary

                                                                         ANNEX A


                              AMRESCO CAPITAL TRUST

                       PLAN OF LIQUIDATION AND DISSOLUTION

         This Plan of Liquidation and Dissolution (hereinafter called the "Plan") is for the purpose of effecting the complete liquidation and dissolution of AMRESCO Capital Trust, a Texas real estate investment trust (the "Company"), pursuant to the following steps:

         1. The Plan shall become effective upon the approval of the liquidation and dissolution of the Company pursuant to this Plan (the "Dissolution") by the shareholders of the Company, or as soon thereafter as practicable (the date that this Plan becomes effective, the "Effective Date". Upon the Effective Date, the Company will cease conducting normal business operations pursuant to this Plan except insofar as may be necessary for the winding up of the business and affairs of the Company, and proceed to a complete liquidation and dissolution of the Company in accordance with the requirements of the Texas Real Estate Investment Trust Act and the Internal Revenue Code of 1986, as amended.

         2. The officers of the Company are hereby authorized to sell and otherwise to liquidate any and all of the assets and properties of the Company and to pay, discharge or make adequate provision for the payment of all of the known debts, liabilities and obligations of the Company.

         3. Liquidating distributions may be made to shareholders in accordance with the Declaration of Trust in amounts and as determined by the Board of Trust Managers, provided that the Board of Trust Managers believes at that time that any contingency reserve and the remaining assets of the Company are adequate to provide for the Company's remaining liabilities (actual and contingent) and expenses. The Board of Trust Managers is authorized to determine the amount of any contingency reserve and may, in their sole discretion, increase or decrease the amount of the contingency reserve as the Board of Trust Managers determines to be adequate to provide for the just and equitable payment of liabilities and obligations of the Company. The officers of the Company shall place such funds in an account of the Company as the Board of Trust Managers has determined should be maintained as a contingency reserve.

         4. After the sale of such of the assets and properties of the Company as the officers shall deem in the best interest of the Company, and after applying such property as far as it will go to the just and equitable payment of obligations and liabilities of the Company, the remaining property and assets of the Company shall be distributed to the shareholders of the Company in cancellation of all of the outstanding capital shares of the Company and in accordance with such shareholders' respective rights and interests.

         5. The Board of Trust Managers of the Company is hereby authorized, in its discretion, to choose to maintain existence of the Company as a real estate investment trust for the purposes of winding up the affairs contemplated herein. Alternatively, the Board of Trust Managers of the Company is hereby authorized, in its discretion, to elect to terminate the Company's status as a real estate investment trust. The Board of Trust Managers is authorized to establish a Liquidating Trust (as defined below) for the benefit of the shareholders of the Company to distribute the remaining proceeds.

         6. The officers of the Company are hereby authorized and directed to file such documents as are necessary to effect the Dissolution of the Company under the Texas Real Estate Investment Trust Act.

         7. The officers of the Company are hereby authorized to complete and file any and all necessary or appropriate forms with the Internal Revenue Service. As soon as practicable after the

                  Dissolution, the officers shall execute and file the final federal and state income tax returns of the Company, if any, and all other returns, documents and information required to be filed by reason of the Dissolution.

         8. The members of the Board of Trust Managers shall continue to receive compensation for as long as they remain members of the Board until the final distribution of assets of the Company.

         9. Implementation of the Plan shall be under the direction of the members of the Board of Trust Managers or the trustees of the Liquidating Trust, who shall have full authority to carry out the provisions of the Plan or such other actions as they deem appropriate without further shareholder action. The Board shall have the authority to amend or modify the Plan without the further approval of the shareholders of the Company, except as required by the Texas Real Estate Investment Trust Act.

         10. Prior to the filing of articles of dissolution, the Board of Trust Managers shall have full authority to abandon and revoke the Dissolution as the Board deems appropriate without further shareholder action.

         11. The actions provided for in this Plan shall be commenced as soon as practicable after the Effective Date, and such proceeds shall be distributed and the Dissolution shall be completed as soon as practicable after the Effective Date.

         12. The officers and Trust Managers of the Company or the trustees of the Liquidating Trust are authorized to perform, and shall perform, such acts and take such steps as may be necessary or convenient to carry out this Plan, including, but not limited to, the execution and delivery, on behalf of the Company and in its name, of any and all documents and instruments as may be required to collect and distribute the property and assets of the Company in accordance with the provisions of this Plan, and all such other and further instruments as may be necessary to vest title to the assets of the Company in its shareholders in accordance with this Plan, and wind up its affairs in dissolution in accordance with this Plan.

         13. After adoption of the Dissolution by the shareholders, the shareholders shall have no right to approve or disapprove the terms of the sale of the Company's assets.

         14. At any time, the Board of Trust Managers may, if the Board of Trust Managers deems such action to be in the best interests of the Company and the shareholders, cause the common shares of beneficial interest of the Company to be delisted from any securities exchange on which they are traded or to no longer be traded or completely prohibit the trading or other transfer of such common shares if and to the extent permitted by law.

         15. If, in the judgment of the Board of Trust Managers, it appears that the Company will be unable to satisfy its legally enforceable obligations within 24 months after the Effective Date, or if, at any time, the Company will no longer qualify as a real estate investment trust, the Board of Trust Managers may cause the Company to create a liquidating trust (the "Liquidating Trust") and to distribute beneficial interests in the Liquidating Trust to the shareholders as part of the liquidation process. The Liquidating Trust shall be constituted pursuant to a liquidating trust agreement in such form as the Board may approve, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to shareholders of the beneficial interests therein shall constitute a part of the final liquidating distribution by the Company to the shareholders of their interests in the remaining amount of cash and other property held by or for the account of the Company. From and after the date of the Company's transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the benefit of and ultimate distribution to the shareholders, subject to any unsatisfied debts, liabilities and expenses.

         16. The Company shall reserve sufficient assets and/or obtain or maintain such insurance as shall be necessary to provide the continued indemnification of the Board of Trust Managers, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, to the full extent provided by the declaration of trust and the bylaws of the Company, any existing indemnification agreement and applicable law. At the discretion of the Board of Trust Managers, such insurance may include coverage for periods after the Dissolution, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, employees and agents of such Liquidating Trust.

         IN WITNESS WHEREOF, this Plan is executed to be effective as of the 29th day of March, 2000.


                              AMRESCO Capital Trust,
                              a Texas real estate investment trust


                              By:  /s/ Jonathan S. Pettee
                                   ----------------------
                                   Name:  Jonathan S. Pettee
                                   Title: President and Chief Operating Officer

                              AMRESCO CAPITAL TRUST
                             700 NORTH PEARL STREET,
                               SUITE 1900, LB 342
                               DALLAS, TEXAS 75201

                                      PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

     The undersigned hereby appoints each of Robert L. Adair III and Jonathan S. Pettee, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common shares of beneficial interest of AMRESCO Capital Trust held of record by the undersigned on August 21, 2000 at the annual meeting of shareholders to be held on September 26, 2000 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     THE BOARD OF TRUST MANAGERS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSALS 1, 3 AND 4 AND FOR BOTH NOMINEES LISTED IN PROPOSAL 2. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

(Continued and to be dated and signed on the reverse side.)

[X] Please mark your votes as in this example.

1.       Approval of our complete liquidation and                  FOR                  AGAINST             ABSTAIN
         dissolution under the terms and conditions of             [ ]                    [ ]                 [ ]
         the plan of liquidation.

2.       Election of Trust Managers                                FOR             WITHHOLD AUTHORITY       ABSTAIN
         Instruction: To withhold authority for any                [ ]             FOR BOTH NOMINEES          [ ]
         individual nominee, write that nominee's name                                  [ ]
         on the lines below.

         ------------------------

         ------------------------

3.       Ratification of the appointment of Deloitte &             FOR                  AGAINST             ABSTAIN
         Touche LLP as our independent public                      [ ]                    [ ]                 [ ]
         accountants for 2000.

4.       Adjournment of the meeting, if necessary to               FOR                  AGAINST             ABSTAIN
         permit further solicitation of proxies if                 [ ]                    [ ]                 [ ]
         there are not sufficient votes at the time of
         the meeting to approve or disapprove proposals
         1, 2 or 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                           This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 3 and 4 and FOR both nominees listed in Proposal 2.

                           Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                           DATED:                     , 2000
                                  --------------------

                           -----------------------------------------
                           Signature

                           -----------------------------------------
                           Signature, if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.